Exhibit 99.1

Execution Version

AMENDMENT NO. 7 TO CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 7 TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of this 22nd day of April, 2021, by and among MANNKIND CORPORATION, a Delaware corporation (“MannKind”), MANNKIND LLC, a Delaware limited liability company (“MannKind LLC”), QRUMPHARMA, INC., a Delaware corporation (“QP”, and, QP, together with MannKind and MannKind LLC, each a “Borrower” and collectively, the “Borrowers”), MIDCAP FINANCIAL TRUST, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.    Agent, Lenders and Borrowers have entered into that certain Credit and Security Agreement, dated as of August 6, 2019 (as amended by that certain Amendment No. 1 to Credit and Security Agreement, dated as of December 18, 2019, that certain Amendment No. 2 to Credit and Security Agreement, dated as of August 21, 2020, that certain Amendment No. 3 to Credit and Security Agreement, dated as of November 30, 2020, that certain Amendment No. 4 to Credit and Security Agreement, dated as of December 7, 2020, that certain Omnibus Joinder and Amendment No. 5 to Credit and Security Agreement and Amendment No. 1 to Pledge Agreement, dated as of December 29, 2020, and that certain Amendment No. 6 to Credit and Security Agreement dated as of March 1, 2021 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to the Borrowers in the amounts and manner set forth in the Credit Agreement.

B.    Borrowers have notified Agent and Lenders that it wishes to prepay Credit Extensions advanced under Existing Credit Agreement in an aggregate principal amount of $10,000,000 on the date hereof (the “Term Loan Prepayment”).

C.    Borrowers have requested, and Agent and Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, the Credit Agreement and the other Financing Documents, to amend certain provisions of the Existing Credit Agreement to, among other things, (a) revise certain financial covenants, (b) permit certain payments in respect of Subordinated Debt, (c) increase the Applicable Commitments in respect of Credit Facility #3, (d) change certain terms related to the interest rate applicable to Credit Extensions, (e) allow for certain Permitted Acquisitions, and (f) provide certain fees and other terms relating to the foregoing.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

1.    Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

MidCap / MannKind / Amendment No. 7

2.    Amendments to Existing Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, on the Seventh Amendment Effective Date:

(a)    the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages attached hereto as Exhibit A;

(b)    the Agent and each Lender hereby consents to the Term Loan Prepayment on the date hereof and to the payment on the next Payment Date following the date hereof of all accrued and unpaid interest in respect of the principal constituting the Term Loan Prepayment through and including the Seventh Amendment Effective Date and waive the written notice required under Section 2.3(d)(i) of the Existing Credit Agreement with respect to the Term Loan Prepayment, and Borrowers hereby agree to pay, on the next Payment Date following the date hereof, all accrued and unpaid interest in respect of the principal constituting the Term Loan Prepayment through and including the Seventh Amendment Effective Date;

(c)    the Term Loan Prepayment shall be applied by Agent pro rata among the outstanding Credit Facilities and to each applicable Lender pursuant to such Lender’s Pro Rata Share of the applicable Credit Facilities;

(d)    the Agent and each Lender hereby waives the Applicable Prepayment Fee as specified in the Credit Facility Schedule for Credit Facility #1 and Credit Facility #2 that would otherwise be required in connection with the Term Loan Prepayment on the date hereof.

For the avoidance of doubt, following the effectiveness of this Agreement and the Term Loan Prepayment, the outstanding principal amount of the Credit Extensions under Credit Facility #1 is $32,000,000 and under Credit Facility #2 is $8,000,000.

3.    Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.    Costs and Fees. Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents.

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5.    Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a)    Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Amendment from each Borrower, Agent and the Lenders;

(b)    Agent shall receive, concurrently with this Agreement, the Term Loan Prepayment pursuant to the terms of Section 2.3 of the Credit Agreement together with all accrued interest and fees due and payable with respect thereto;

(c)    Agent shall receive evidence of the cash repayment of Mann Group Note Obligations in a principal amount equal to $35,050,750 following which payment the aggregate principal amount outstanding under in respect of the Mann Group Notes is $18,425,000;

(d)    Agent shall have received evidence satisfactory to it that the full principal amount of the Bruce Notes have been paid by Borrower in accordance with the terms of the Credit Agreement or converted into common stock of MannKind and all obligations of Borrower in respect of the Bruce Notes have been indefeasibly satisfied in full;

(e)    all representations and warranties of Borrower contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(f)    prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents;

(g)    receipt by Agent of an opinion of Borrowers’ counsel, addressed to Agent and Lenders, addressing the matters that Agent may reasonably request;

(h)    Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to a Limited Consent, Amendment and Reaffirmation to Subordination Agreement from Mann Group, LLC, as Subordinating Creditor, the Agent and each Borrower; and

(i)    Agent shall have received such other documents, information, certificates, and information as Agent may reasonably request in connection with this Agreement.

6.    Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly),

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MidCap / MannKind / Amendment No. 7

based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, in each case, based in whole or in part on facts, whether or not now known, existing before the First Amendment Effective Date. Borrower acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

7.    No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of (a) any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. Except as expressly provided herein, nothing in this Agreement shall be construed as an amendment to or waiver of any condition precedent to any funding of Credit Extensions by the Lenders under the Credit Agreement, including those conditions set forth in Section 3.2 of the Credit Agreement. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

8.    Affirmation. Except as specifically amended pursuant to the terms hereof, Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower. Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

9.    Miscellaneous.

(a)    Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b)    GOVERNING LAW. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c)    WAIVER OF JURY TRIAL. BORROWER, AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY

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IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(d)    Incorporation of Credit Agreement Provisions. The provisions contained in Article 12 (Choice of law; venue and jury trial waiver; California waivers) and Section 13.2 (Indemnification) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(e)    Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f)    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)    Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h)    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i)    Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FINANCIAL TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDERS:	MIDCAP FUNDING XIII TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDERS:	MIDCAP FINANCIAL TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

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MidCap / MannKind / Amendment No. 7

LENDERS:	ELM 2020-3 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O Dea
	Name:	John O Dea / Director
	Title:	Authorized Signatory

LENDERS:	ELM 2020-4 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O Dea
	Name:	John O Dea / Director
	Title:	Authorized Signatory

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MidCap / MannKind / Amendment No. 7

LENDERS:	APOLLO INVESTMENT CORPORATION

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

	By:	/s/ Joseph D. Glatt
	Name:	Joseph D. Glatt
	Title:	Vice President

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MidCap / MannKind / Amendment No. 7

BORROWERS:	MANNKIND CORPORATION

	By:	/s/ David Thomson
	Name:	David Thomson
	Title:	General Counsel

MANNKIND LLC

	By:	/s/ David Thomson
	Name:	David Thomson
	Title:	Vice President

QRUMPHARMA, INC.

	By:	/s/ David Thomson
	Name:	David Thomson
	Title:	Vice President

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MidCap / MannKind / Amendment No. 7

EXHIBIT A

Amended Credit Agreement

[see attached]

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MidCap / MannKind / Amendment No. 7

~~Conformed Copy Thru Amendment No. 6~~

Exhibit A to

Seventh Amendment to Credit and Security Agreement

CREDIT AND SECURITY AGREEMENT

dated as of August 6, 2019

by and among

MANNKIND CORPORATION,

MANNKIND LLC, each as a Borrower

and any additional borrower that hereafter becomes party hereto,

and

MIDCAP FINANCIAL TRUST,

as Agent and as a Lender,

and

THE ADDITIONAL LENDERS

FROM TIME TO TIME PARTY HERETO

Midcap / MannKind / Credit and Security Agreement

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of August 6, 2019 (the “Closing Date”) by and among MIDCAP FINANCIAL TRUST, a Delaware statutory trust (“MidCap”), as administrative agent, the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), MANNKIND CORPORATION, a Delaware corporation (“MannKind”), MANNKIND LLC, a Delaware limited liability company (“MannKind LLC”) and the other entities from time to time party to this Agreement as borrowers (collectively in the singular, “Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Article 15. All other capitalized terms contained in Article 4 and Exhibit A, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.” All references herein to a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or analogous term, will be construed to mean also a division of or by a limited liability company, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or transfer, or similar term, as applicable. Any series of limited liability company shall be considered a separate Person.

2.	CREDIT FACILITIES AND TERMS

2.1    Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2    Credit Facilities. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of each Credit Facility set forth opposite such Lender’s name on the Credit Facility Schedule, in each case not to exceed such Lender’s commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Applicable Commitment”, and the aggregate of all such commitments of all Lenders, the “Applicable Commitments”).

2.3    Credit Facilities.

(a)    Nature of Credit Facility; Credit Extension Requests. Credit Extensions in respect of a Credit Facility may be requested by Borrower during the Draw Period for such Credit Facility. For any Credit Extension requested under a Credit Facility (other than a Credit Extension on the Closing Date and any Credit Extension in respect of Credit Facility #2), Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) ten (10) Business Days prior to the date the Credit Extension is to be funded (other than a Credit Extension on the Closing Date and any Credit Extension in

Midcap / MannKind / Credit and Security Agreement

respect of Credit Facility #2). To the extent any Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and the Lenders shall have no obligation to re-advance such sums to Borrower.

(b)    Principal Payments. Principal payable on account of a Credit Facility shall be payable by Borrower to Agent, for the account of the applicable Lenders in accordance with their respective Pro Rata Shares, immediately upon the earliest of (i) the date(s) set forth in the Amortization Schedule for such Credit Facility, or (ii) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under the Credit Facilities shall be applied by Agent to the applicable Credit Facility in inverse order of maturity. The monthly payments required under the Amortization Schedule shall continue in the same amount (for so long as the applicable Credit Facility shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the applicable Credit Facility.

(c)    Mandatory Prepayment. If a Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (iv) all other sums that shall have become due and payable, including Protective Advances. Additionally, at the election of Agent, Borrower shall prepay the Credit Facilities (to be allocated pro rata among the outstanding Credit Extensions under all Credit Facilities) in the following amounts: (A) within five (5) Business Days after the date on which any Credit Party (or Agent as loss payee or assignee) receives any casualty proceeds in excess of One Hundred and Fifty Thousand Dollars ($150,000) for property (including real property), in respect of assets upon which Agent has been granted a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt encumbering the personal property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations; and (B) within five (5) Business Days of receipt by any Credit Party of the proceeds of any asset disposition of personal property not made in the Ordinary Course of Business (other than transfers permitted by Section 7.1) an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations. Notwithstanding the foregoing, (a) so long as no Default or Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $5,000,000 in the aggregate with respect to any property loss or series of related property losses toward the replacement or repair of destroyed or damaged property; provided that (I) without limiting the foregoing, any such proceeds of a casualty policy received in connection with the Owned Real Property shall be applied toward replacement and repair of destroyed or damaged property solely to the extent permitted by the Mortgage (including any applicable dollar caps set forth therein), and (II) any such replaced or repaired property (x) shall be of greater, equal, or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Agent and the Lenders have been granted a first priority security interest, and (b) after the occurrence and during the continuance of a Default or Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations.

Midcap / MannKind / Credit and Security Agreement

(d)    Permitted Prepayment. Except as provided below, Borrower shall have no right to prepay the Credit Extensions made in respect of a Credit Facility. For the applicable Credit Facility as specified in the Credit Facility Schedule therefor, Borrower shall have the option to prepay the Prepayable Amount (as defined below) of such Credit Facility advanced by the Lenders under this Agreement, provided Borrower (i) provides irrevocable written notice to Agent and each Lender of its election to prepay the Prepayable Amount at least ten (10) Business Days prior to such prepayment, and (ii) pays to Agent, for payment to each applicable Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount, plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (D) all Protective Advances. The term “Prepayable Amount” means the lesser of (x) all of the Credit Extensions and all other Obligations under all Credit Facilities and (y) a portion of the Credit Extensions and related Obligations in amounts of no less than $1,000,000 of principal being prepaid. Notwithstanding the foregoing, the Applicable Prepayment Fee shall be deemed to be zero (0) for prepayments required to be made pursuant to Section 2.3(c)(A) from proceeds as a result of a casualty or condemnation of all or any portion of the Owned Real Property.

2.4    Reserved.

2.5    Reserved.

2.6    Interest and Payments; Administration.

(a)    Interest; Computation of Interest. Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate. Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance. As of each Applicable Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Credit Extensions.

(b)    Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is two hundred basis points (2.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or the Lenders.

Midcap / MannKind / Credit and Security Agreement

(c)    Payments Generally. Except as otherwise provided in this Agreement, including pursuant to Section 2.6(c), or as otherwise directed by Agent, all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders in accordance with their Pro Rata Share. Payments of principal and interest in respect of each Credit Facility shall be made to each applicable Lender identified on the applicable Credit Facility Schedule. All Obligations are payable upon demand of Agent in the absence of any other due date specified herein. All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid. Any payment required to be made to Agent or a Lender (and any servicer or trustee on behalf of a securitization vehicle designated by either) under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender (or any servicer designated or trustee on behalf of a securitization vehicle on behalf of either) from any of Borrower’s deposit accounts, including the Designated Funding Account, and Borrower hereby authorizes Agent and each Lender (or any servicer or trustee on behalf of a securitization vehicle designated on behalf of either) to debit any such accounts for any amounts Borrower owes hereunder when due. Without limiting the foregoing, Borrower shall tender to Agent and the Lenders any authorization forms as Agent or any Lender may require to implement such debit or automated clearing house payment. These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 12:00 noon New York time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. The balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and the Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Financing Document. Agent shall endeavor to provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d)    Interest Payments; Maturity Date. Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6. All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein. If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e)    Fees. Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, as applicable, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f)    Protective Advances. Borrower shall pay to Agent for the account of the Lenders all Protective Advances (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Financing Documents) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand).

Midcap / MannKind / Credit and Security Agreement

(g)    Maximum Lawful Rate. In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of New York. Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(h)    Taxes; Additional Costs.

(i)    Any and all payments by or on account of any obligation of Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. For purposes of this Section 2.6(h), the term “applicable law” shall include FATCA. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.6(h)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)    Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(iii)    Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(h)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally

Midcap / MannKind / Credit and Security Agreement

imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)    Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with this Agreement or any Obligation, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender pursuant to this Agreement or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (iv).

(v)    As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.6(h), Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(vi)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made in connection with this Agreement or any Obligation shall deliver to Borrower and Agent, at the time or times prescribed by applicable Law or reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(h)(vii)(A), (vii)(B) and (vii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(vii)    Without limiting the generality of the foregoing,

(A)    any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or

Midcap / MannKind / Credit and Security Agreement

prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Financing Document, executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Financing Document, IRS Form W-8BEN-E or W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) executed copies of IRS Form W-8BEN-E or W-8BEN, as applicable and (y) a certification to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, together with such Other Tax Certification as Borrower or Agent may reasonably request from time to time; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or W-8BEN, as applicable, IRS Form W-9, and/or such Other Tax Certification from each beneficial owner as Borrower or Agent may reasonably request, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide such Other Tax Certification as may be reasonably required by Borrower or Agent on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such Other Tax Certification as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to Agent or a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if Agent or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), Agent or such Lender shall deliver to Borrower and Agent on or prior to the date on which Agent or such Lender becomes an Agent or Lender under this Agreement, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such Other Tax Certification reasonably requested by Borrower or Agent

Midcap / MannKind / Credit and Security Agreement

as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that Agent or such Lender has complied with Agent or such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Agent and each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.6(h)(vi), (vii) or (viii) expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify Borrower and Agent, if applicable, in writing of its legal inability to do so.

(viii)    On or prior to the date Agent becomes a party to this Agreement, Agent shall, in the event that Agent is a U.S. Person, deliver an IRS Form W-9 to Borrower, and in the event Agent is not a U.S. Person, deliver to Borrower the appropriate IRS Form W-8 certifying Agent’s exemption, if any, from U.S. withholding Taxes with respect to amounts payable under this Agreement.

(ix)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6(h) (including by the payment of additional amounts pursuant to this Section 2.6(h)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(x)    If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof

Midcap / MannKind / Credit and Security Agreement

in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction; provided, however, that notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(xi)    If any Lender requires compensation under this subsection (h), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender (as determined in its sole good faith discretion). Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(xii)    Each party’s obligations under this Section 2.6(h) shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.

(i)    Administrative Fees and Charges.

(i)    Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable and documented fees and expenses in connection with audits and inspections of the books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower’s compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first (1st) Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower.

(ii)    If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of five (5) Business Days, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

2.7    Secured Promissory Notes. At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one (1) or more secured promissory notes in form and substance reasonably satisfactory to Agent and the Lenders (each a “Secured Promissory Note”). Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

Midcap / MannKind / Credit and Security Agreement

3.	CONDITIONS OF CREDIT EXTENSIONS

3.1    Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the initial advance in respect of a Credit Facility is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

3.2    Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)    satisfaction of all Applicable Funding Conditions for the applicable Credit Extension as set forth in the Credit Facility Schedule, if any, in each case each in form and substance satisfactory to Agent and each Lender;

(b)    timely receipt by Agent and each Lender of an executed Credit Extension Form in the form attached hereto;

(c)

(i)    for Credit Extensions made on the Closing Date, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all material respects on the Closing Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all material respects as of such date; and

(ii)    for Credit Extensions made after the Closing Date, if any, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all material respects on the date of the Credit Extension Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 and elsewhere in the Financing Documents remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)    no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(e)    Agent shall be satisfied with the results of any searches conducted under Section 3.5;

Midcap / MannKind / Credit and Security Agreement

(f)    receipt by Agent of such evidence as Agent shall reasonably request to confirm that the deliveries made in Section 3.1 remain current, accurate and in full force and effect, or if not, updates thereto, each in form and substance reasonably satisfactory to Agent;

(g)    as determined in such Lender’s sole but reasonable discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Agent; and

(h)    with respect to each Credit Extension, other than Credit Extensions under Credit Facility #3 for which Borrower shall not be required to issue any Warrants, each Lender (or its designated Affiliate) shall have received the Warrants (or additional Warrants, as the case may be) to purchase common stock of MannKind equal to three and one quarter of one percent (3.25%) of the total principal amount of the Credit Extensions divided by the Exercise Price, which Warrants for Credit Extensions made after the Closing Date shall be in form and substance substantially similar to the Warrants issued on the Closing Date and otherwise reasonably acceptable to each Lender.

3.3    Method of Borrowing. Each Credit Extension in respect of each Credit Facility shall be in an amount at least equal to the applicable Minimum Credit Extension Amount for such Credit Facility as set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility. The date of funding for any requested Credit Extension shall be a Business Day. To obtain a Credit Extension, Borrower shall deliver to Agent a completed Credit Extension Form executed by a Responsible Officer. Agent may rely on any notice given by a person whom Agent reasonably believes is a Responsible Officer or designee thereof. Agent and the Lenders shall have no duty to verify the authenticity of any such notice.

3.4    Funding of Credit Facilities. In Agent’s discretion, Credit Extensions may be funded by Agent on behalf of the Lenders or by the Lenders directly. If Agent elects to fund any Credit Extension on behalf of the Lenders, upon the terms and subject to the conditions set forth in this Agreement, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension. Agent (or if Agent elects to have each Lender fund its Credit Extensions to Borrower directly, each Lender) shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on the specified date for the Credit Extension, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or the Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in each Lender’s discretion.

3.5    Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its reasonable discretion), Agent shall have the right to perform, all at Borrower’s expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Borrower’s representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extensions requested by Borrower: (a) title investigations, UCC searches and fixture filings searches and the equivalent thereof in any foreign jurisdiction; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and

Midcap / MannKind / Credit and Security Agreement

corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

4.	CREATION OF SECURITY INTEREST

4.1    Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent.

4.2    Representations and Covenants.

(a)    As of the Closing Date, Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than as disclosed on the Disclosure Schedule to the Disclosure Letter).

(b)    Borrower shall promptly (and in any event within ten (10) days of acquiring any of the following) deliver to Agent all tangible Chattel Paper and all Instruments and documents with an aggregate value in excess of $500,000 owned at any time by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall provide Agent with “control” (as defined in the Code) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the Code. Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents.

(c)    Borrower shall promptly (and in any event within ten (10) days of acquiring any of the following) deliver to Agent all letters of credit with an aggregate value in excess of $500,000 on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d)    Borrower shall promptly (and in any event within 10 days) advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim with an aggregate value

Midcap / MannKind / Credit and Security Agreement

in excess of $500,000 that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim, execute and deliver to Agent such documents as Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e)    Except for Inventory or other Collateral in an aggregate amount of One Million Dollars ($1,000,000), no Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Agent prior to the commencement of such possession or control. Except for locations where Borrower maintains less than One Million Dollars ($1,000,000) in the aggregate in Inventory or other Collateral, Borrower shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall, in Agent’s discretion, obtain an Access Agreement or other acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit.

(f)    Upon reasonable request of Agent (after taking into the account the costs and benefits of perfecting its security interests in such property), Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible personal property with an aggregate value in excess of Five Hundred Thousand Dollars ($500,000) and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g)    As of the Closing Date and each subsequent date that the representations and warranties under this Agreement are remade, all Deposit Accounts, Securities Accounts, Commodity Accounts or other bank accounts or investment accounts owned by Borrower, together with the purpose of such accounts and the financial institutions at which such accounts reside, are listed on the Disclosure Schedule to the Disclosure Letter.

(h)    Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to its Liens on all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Borrower now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Any financing statement may include a notice that any disposition of the Collateral in contravention of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the Code.

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(i)    As of the Closing Date, no Borrower holds, and, after the Closing Date, Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may request, to comply with any such applicable Law.

(j)    Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5.    REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows on the Closing Date, on the date of each Credit Extension, and on such other dates when such representations and warranties under this Agreement are made or deemed to be made:

5.1    Due Organization, Authorization: Power and Authority.

(a)    Each Credit Party and each Subsidiary is duly organized, validly existing and in good standing (if applicable in such entity’s jurisdiction of formation) as a Registered Organization in its respective jurisdiction of formation. Each Credit Party and each Subsidiary has the power to own its assets and is qualified and licensed to do business and is in good standing (if applicable in such jurisdiction) in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms. The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b)    The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law in any material respect; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement. No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2    Litigation. Except as disclosed on the Disclosure Schedule to the Disclosure Letter or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit

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Party which involves the possibility of any judgment or liability of more than One Million Dollars ($1,000,000.00). There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party that could result in a Material Adverse Change, or which questions the validity of the Financing Documents.

5.3    No Material Deterioration in Financial Condition; Financial Statements. All financial statements for the Credit Parties delivered to Agent or any Lender fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party. There has been no material deterioration in the consolidated financial condition of any Credit Party from the most recent financial statements and projections submitted to Agent. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent.

5.4    Solvency. As of any date of determination, the fair salable value of each of (a) MannKind’s and (b) the Credit Parties’ (taken as whole) assets exceeds the fair value of their liabilities on such date. After giving effect to the transactions described in this Agreement, (i) neither MannKind nor the Credit Parties (taken as a whole) is left with unreasonably small capital in relation to their business as presently conducted, and (ii) each of (x) MannKind and (y) the Credit Parties (taken as whole) are able to pay their debts (including trade debts) as they mature.

5.5    Subsidiaries; Investments; Margin Stock. Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments. Without limiting the foregoing, Borrower and its Subsidiaries do not own or hold any Margin Stock.

5.6    Tax Returns and Payments; Pension Contributions. Each Credit Party and its Subsidiaries has timely filed all required federal and income tax returns and all other material tax returns and reports, and, except for those Taxes that are subject to a Permitted Contest, each Credit Party and its Subsidiaries has timely paid all federal Taxes and all foreign~~,~~ , state and local income Taxes and other material Taxes, assessments, deposits and contributions owed by such Credit Party or Subsidiary, as applicable. Other than as disclosed to Agent in accordance with Section 6.2, Borrower is unaware of any claims or adjustments proposed for any prior tax years of any Credit Party or any of its Subsidiaries which could result in additional Taxes becoming due and payable by such Credit Party. No Credit Party nor any trade or business (whether or not incorporated) that is under common control with any Credit Party within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC) or Section 4001 of ERISA (an “ERISA Affiliate”) (i) has failed to satisfy the “minimum funding standards” (as defined in Section 412 of or Section 302 of ERISA), whether or not waived, with respect to any Pension Plan, (ii) has incurred liability with respect to the withdrawal or partial withdrawal of any Credit Party or ERISA Affiliate from any Pension Plan or incurred a cessation of operations that is treated as a withdrawal, (iii) has incurred any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), (iv) has had any “reportable event” as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the thirty (30) day notice requirement is waived) occur with respect to any Pension Plan or (v) failed to maintain (1) each “plan” (as defined by Section 3(3) of ERISA) in all material respects with the applicable provisions of ERISA, the IRC and other federal or state laws, and (2) the tax qualified status of each plan (as defined above) intended to be so qualified.

5.7    Intellectual Property and License Agreements. A list of all Registered Intellectual Property of each Credit Party and all material in-bound license or sublicense agreements, all exclusive out-bound

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license or sublicense agreements, or all other material rights of any Credit Party to use Intellectual Property (but excluding in-bound licenses of over-the-counter software that is commercially available to the public), as of the Closing Date and, as updated pursuant to Section 6.14, is set forth on the Intangible Assets Schedule to the Disclosure Letter. Such Intangible Assets Schedule to the Disclosure Letter shall be prepared by Borrower in the form provided by Agent and contain all information required in such form. Except for Permitted Licenses, each Credit Party is the sole owner of, or has valid license rights to, its Intellectual Property free and clear of any Liens other than Permitted Liens. Each patent is valid and enforceable and no part of the Material Intangible Assets has been determined to be invalid or unenforceable, in whole or in part, by a final judgment or other order by any applicable Governmental Authority, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property materially violates the rights of any third party.

5.8    Regulatory Status.

(a)    All of Borrower’s material Products and material Regulatory Required Permits (limited to those Regulatory Required Permits the loss of which would reasonably be expected to result in a Material Adverse Change) are listed on the Products Schedule to the Disclosure Letter and Required Permits Schedule to the Disclosure Letter, respectively (as updated from time to time pursuant to Section 6.14), and Borrower has delivered to Agent a copy of all Regulatory Required Permits requested by Agent as of the date hereof or to the extent requested by Agent pursuant to Section 6.16.

(b)    None of the Borrowers or any Subsidiary thereof are in violation of any Healthcare Law, except where any such violation could not reasonably be expected to result in a Material Adverse Change.

(c)    None of the Borrower’s or its Subsidiaries’ officers, directors, employees, shareholders, their agents or affiliates has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(d)    With respect to each Product, (i) Borrower and its Subsidiaries have received, and such Product is the subject of, all Regulatory Required Permits needed in connection with the testing, manufacture, marketing or sale of such Product as currently being conducted by or on behalf of Borrower, and have provided Agent and each Lender with all notices and other information required by Section 6.16, (ii) such Product is being tested, manufactured, marketed or sold, as the case may be, in material compliance with all applicable Laws and Regulatory Required Permits.

(e)    As of the Closing Date, there have been no Regulatory Reporting Events.

5.9    No Default. No Event of Default, or to such Borrower’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default would reasonably be expected to have a Material Adverse Change.

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5.10    Accuracy of Schedules and Perfection Certificate. All information set forth in the Disclosure Schedule to the Disclosure Letter, Intangible Assets Schedule to the Disclosure Letter, the Required Permits Schedule to the Disclosure Letter and the Products Schedule to the Disclosure Letter is true, accurate and complete in all material respects as of the Closing Date, the date of delivery of the last Compliance Certificate and any other subsequent date on which Borrower is requested to update such certificate. All information set forth in the Perfection Certificate is true, accurate and complete in all material respects as of the Closing Date, the date of each Credit Extension and each other subsequent date on which Borrower delivers an updated Perfection Certificate pursuant to Agent’s request. Notwithstanding the foregoing, Borrower shall not be required to update information on any of the Disclosure Schedule to the Disclosure Letter, Intangible Assets Schedule to the Disclosure Letter, the Required Permits Schedule to the Disclosure Letter and the Products Schedule to the Disclosure Letter or the Perfection Certificate, except as expressly required by the Financing Documents.

6.    AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1    Organization and Existence; Government Compliance.

(a)    Each Credit Party and its Subsidiaries shall maintain its legal existence and good standing in its respective jurisdiction of formation and shall maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number. Notwithstanding the foregoing, prior to April 1, 2020, this Section 6.1(a) shall not restrict the ability of the Restricted Foreign Subsidiaries to be wound-up and dissolved in accordance with Section 7.2(b).

(b)    Each Credit Party and its Subsidiaries shall comply with all Laws, ordinances and regulations to which it or its business locations are subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change. Each Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change. Upon request of Agent or any Lender, each Credit Party shall promptly (and in any event within five (5) Business Days of such request) provide copies of any such obtained Required Permits to Agent. Borrower shall notify Agent within five (5) Business Days (but in any event prior to Borrower submitting any requests for Credit Extensions or release of any reserves) of the occurrence of any facts, events or circumstances known to a Borrower, whether threatened in writing, existing or pending, that could cause any Required Permit to become materially limited, suspended or revoked. Notwithstanding the foregoing, each Credit Party shall comply with Section 6.16 as it relates to Regulatory Required Permits and to the extent that there is a conflict between this Section and Section 6.16 as it relates to Regulatory Required Permits, Section 6.16 shall govern.

6.2    Financial Statements, Reports, Certificates.

(a)    Each Credit Party shall deliver to Agent and each Lender: (i) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering such Credit Party’s consolidated operations for

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such month certified by a Responsible Officer and in a form acceptable to Agent and each Lender and Borrower’s internal monthly dashboard and flash report in substantially the form provided to Agent prior to the Closing Date; (ii) as soon as available, but no later than ninety (90) days after the last day of a Credit Party’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a going concern qualification based solely on a determination that any Borrower has less than 12 months liquidity) on the financial statements from an independent certified public accounting firm acceptable to Agent and each Lender in its reasonable discretion; (iii) as soon as available after approval thereof by such Credit Party’s governing board, but no later than sixty (60) days after the last day of such Credit Party’s fiscal year, and as amended and/or updated, such Credit Party’s financial projections for the current fiscal year; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to all of such Credit Party’s security holders or to any holders of Subordinated Debt; (v) in the event that such Credit Party is or becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (“SEC”) or a link thereto on such Credit Party’s or another website on the Internet; (vi) promptly (and in any event within ten (10) days of any request therefor) such readily available budgets, sales projections, operating plans, financial information and other information, reports or statements regarding the Credit Parties or their respective businesses, contractors and subcontractors reasonably requested by Agent or any Lender; (vii) as soon as available, but no later than forty-five (45) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by a Credit Party, which statements may be provided to Agent and each Lender by Borrower or directly from the applicable institution(s); and (vii) within ten (10) days after any Credit Party becomes aware of any claim or adjustment proposed for any prior tax years of any Credit Party or any of their Subsidiaries which could result in additional material Taxes becoming due and payable by such Credit Party or Subsidiary, notice of such claim or adjustment. Notwithstanding anything to the contrary herein, documents required to be delivered pursuant to Section 6.2(a)(i) or (ii) (to the extent any such documents are included in materials filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address.

(b)    Within forty five (45) days after the last day of each month, Borrower shall deliver to Agent and each Lender with the monthly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)    Borrower shall cause each Credit Party to keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Upon prior written notice and during business hours (which such limitations shall not apply if a Default or Event of Default has occurred and is continuing), Borrower shall allow, and cause each Credit Party to allow, Agent and the Lenders to visit and inspect any properties of a Credit Party, to examine and make abstracts or copies from any Credit Party’s books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of the Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Borrower shall reimburse Agent and each Lender for all reasonable and documented costs and expenses associated with such visits and inspections; provided, however, that Borrower shall be required to reimburse Agent and each Lender for such costs and expenses for no more than one (1) such visit and inspection per twelve (12) month period unless a Default or Event of Default has occurred and is continuing.

Midcap / MannKind / Credit and Security Agreement

(d)    Borrower shall, and shall cause each Credit Party to, deliver to Agent and each Lender, within ten (10) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Required Permits material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries.

(e)    Borrower shall, and shall cause each Credit Party to, promptly, but in any event within ten (10) Business Days, after any Responsible Officer of any Borrower obtains knowledge of the occurrence of any event or change (including, without limitation, any notice of any violation of Healthcare Laws) that has resulted or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Change, a certificate of a Responsible Officer specifying the nature and period of existence of any such event or change, or specifying the notice given or action taken by such holder or Person and the nature of such event or change, and what action the applicable Credit Party or Subsidiary has taken, is taking or proposes to take with respect thereto.

(f)    Borrower shall, and shall cause each Credit Party to, promptly after the request by any Lender, provide all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(g)     Borrower shall promptly, but in any event within five (5) Business Days, provide notice to Agent if Borrower Unrestricted Cash is less than $90,000,000 as of the close of business on any date.

6.3    Maintenance of Property. Borrower shall, and shall cause each Credit Party to, cause all equipment and other tangible personal property other than Inventory that is useful or necessary to its business to be maintained and preserved in the same condition, repair and in working order as of the date hereof, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Borrower shall cause each Credit Party to keep all material Inventory in good and marketable condition, free from material defects. Returns and allowances between a Credit Party and its Account Debtors shall follow the Credit Party’s customary practices as they exist at the Closing Date. Borrower shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than five percent (5%) of the aggregate gross sales of Inventory collectively among all Credit Parties during any fiscal quarter.

6.4    Taxes; Pensions. Borrower shall timely file and cause each Credit Party to timely file, all required federal and income tax returns and other material tax returns and reports and timely pay, and cause each Credit Party to timely pay, all federal Taxes and all foreign, state and local income Taxes and all other material Taxes, assessments, deposits and contributions owed, and shall deliver to Agent, promptly on demand, appropriate certificates attesting to such payments; provided, however, that a Credit Party may defer payment of any contested Taxes, so long as such Credit Party (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested Taxes

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from obtaining a Lien upon any of the Collateral other than a Permitted Lien (such contest, a “Permitted Contest”). Borrower shall pay, and cause each Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Each Credit Party and their ERISA Affiliates shall timely make all required contributions to each Pension Plan and shall maintain each “plan” (as defined by Section 3(3) of ERISA) in material compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal and state laws. Borrower shall give written notice to Agent and each Lender promptly (and in any event within five (5) Business Days) upon Borrower becoming aware of any (i) Credit Party’s or any ERISA Affiliate’s failure to make any contribution required to be made with respect to any Pension Plan not having been timely made, (ii) notice of the PBGC’s, any Credit Party’s or any ERISA Affiliate’s intention to terminate or to have a trustee appointed to administer any such Pension Plan, or (iii) complete or partial withdrawal by any Credit Party or any ERISA Affiliate from any Pension Plan.

6.5    Insurance. Borrower shall, and shall cause each Credit Party to, keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured. No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing. If required by Agent, all policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Agent at least thirty (30) days’ (ten (10) days’ for non-payment of premium) notice before canceling, amending, or declining to renew its policy. At Agent’s request, Borrower shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments. If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6    Collateral Accounts. Borrower shall, and shall cause each Credit Party to, provide Agent five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account that any Credit Party at any time maintains (and in connection with any such Collateral Account established after the Closing Date, prior to opening such Collateral Account), Borrower shall, and shall cause each Credit Party to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement, inter alia, (a) provides that, upon written notice from Agent, such bank or financial institution shall comply with instructions originated by Agent directing disposition of the funds in such Collateral Account without further consent by Borrower and (b) may not be terminated without prior written consent of Agent. The provisions of the previous sentence shall not apply to (i) Excluded Accounts and (ii) deposit accounts exclusively used for payroll, payroll taxes and, in Agent’s discretion, other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such; provided, however, that, at all times Borrower shall maintain one (1) or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

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6.7    Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation.

(a)    Borrower shall promptly (and in any event within the time periods specified below) provide written notice to Agent and each Lender that the following has occurred:

(i)    Within five (5) Business Days of Borrower becoming aware of the existence of any Default or Event of Default;

(ii)    Within five (5) Business Days of Borrower becoming aware of (or having reason to believe any of the following are pending or threatened in writing) any action, suit, proceeding or investigation by or against Borrower or any Credit Party which involves the possibility of any judgment or liability of more than One Million Dollars ($1,000,000) or that could result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing; and

(iii)    (A) Within five (5) Business Days of Borrower receiving or delivering any notice of termination (due to a breach or default and not from termination in accordance with its terms) or similar notice in connection with any Material Agreement, and (B) together with delivery of the next Compliance Certificate the execution of any new Material Agreement and/or any new material amendment, consent, waiver or other modification to any Material Agreement not previously disclosed. Documents required to be delivered pursuant to this Section 6.7(a)(iii) (to the extent any such documents are included in materials filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address.

(b)    Borrower shall, and shall cause each Credit Party, to provide such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any of the events or notices described in clause (a). From the date hereof and continuing through the termination of this Agreement, Borrower shall, and shall cause each Credit Party to, make available to Agent and each Lender, without expense to Agent or any Lender, each Credit Party’s officers, employees and agents and books, to the extent that Agent or any Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to a Credit Party.

6.8    Creation/Acquisition of Subsidiaries.

(a)    Borrower shall provide Agent with at least ten (10) Business Days (or such shorter period as Agent may accept in its sole discretion) prior written notice of its intention to create or, to the extent permitted pursuant to this Agreement, acquire a new Subsidiary. Upon such creation or, to the extent permitted hereunder, acquisition of any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within fifteen (15) Business Days of such creation or acquisition) take all such action as may be reasonably required by Agent or the Required Lenders to cause each such Subsidiary to either, in the discretion of Agent, become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements.

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(b)    By April 1, 2020, Borrower shall either (i) provide Agent with evidence reasonably satisfactory to Agent that each Restricted Foreign Subsidiary has been wound-up and dissolved in accordance with Section 7.2(b) or (ii) upon the prior written request of Agent, cause each Restricted Foreign Subsidiary to comply with the Joinder Requirements as though such Restricted Foreign Subsidiary were a new Subsidiary such that, without limiting the requirements of Section 6.8(a), (A) each Restricted Foreign Subsidiary becomes a Guarantor of all of the Obligations and pledges all of its assets (other than Excluded Property) to Agent, on behalf of Lenders, to secure the Obligations, in each case, pursuant to documentation (including, as applicable, agreements governed by the law of the jurisdiction of formation of such Restricted Foreign Subsidiary) in form and substance reasonably acceptable to Agent and (B) one hundred percent (100%) of the outstanding shares of equity interest of such Restricted Foreign Subsidiary owned directly or indirectly by any Credit Party have been pledged to Agent pursuant to a pledge agreement in form and substance reasonably acceptable to Agent and governed by the law of the jurisdiction of formation of such Restricted Foreign Subsidiary. Following such a joinder, each such Subsidiary shall at all times thereafter be a Credit Party and a Restricted Foreign Subsidiary for all purposes hereunder and under the other Financing Documents.

6.9    Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents and the payment in full on the Closing Date of certain existing Indebtedness of Borrower and (b) for working capital needs of Borrower and its Subsidiaries. No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use or to purchase Margin Stock.

6.10    Hazardous Materials; Remediation.

(a)    If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply in all material respects with all applicable Laws and to preserve the material value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply in all material respects with each applicable Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b)    Borrower will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

Midcap / MannKind / Credit and Security Agreement

(c)    If there is any conflict between this Section 6.10 and any environmental indemnity agreement which is a Financing Document, the environmental indemnity agreement shall govern and control.

6.11    Power of Attorney. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) after the occurrence and during the continuance of an Event of Default, pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, (i) execute in the name of any Person comprising Borrower any schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent’s security interest or Lien in any Collateral, (ii) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; and (iii) after the occurrence and during the continuance of an Event of Default, (A) endorse the name of any Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower; (B) make, settle, and adjust all claims under Borrower’s insurance policies; (C) take any action any Credit Party is required to take under this Agreement or any other Financing Document; (D) transfer the Collateral into the name of Agent or a third party as the Code permits; (E) exercise any rights and remedies described in this Agreement or the other Financing Documents; and (F) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12    Further Assurances. Borrower shall, and shall cause each Credit Party and their Subsidiaries to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Agent or Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for itself and for the benefit Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired (subject to the limitations set forth in the Financing Documents).

6.13    Post-Closing Obligations. Borrower shall, and shall cause each Credit Party to, complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the Post-Closing Obligations Schedule attached hereto, on or before the date set forth for each such item thereon (as the same may be extended by Agent in writing in its sole discretion), each of which shall be completed or provided in form and substance satisfactory to Agent and the Lenders.

6.14    Disclosure Schedule Updates. Borrower shall deliver to Agent, together with the each Compliance Certificate delivered with respect to the last month of a calendar quarter under this Agreement, an update to the Disclosure Schedule to the Disclosure Letter correcting all outdated, inaccurate, incomplete or misleading information therein. With respect to any proposed updates to the Disclosure Schedule to the Disclosure Letter involving Permitted Liens, Permitted Indebtedness or Permitted

Midcap / MannKind / Credit and Security Agreement

Investments, Agent will replace the Disclosure Schedule to the Disclosure Letter with such proposed updates only if such updated information reflects transactions that are otherwise expressly permitted by the definitions of, and limitations herein pertaining to, Permitted Liens, Permitted Indebtedness or Permitted Investments (it being understood that such updates will not be deemed to amend the Disclosure Schedule to the Disclosure Letter as in effect on the Closing Date). With respect to any updates to the Disclosure Schedule to the Disclosure Letter involving matters other than those set forth in the preceding sentence, Agent will replace the applicable portion of the Disclosure Schedule to the Disclosure Letter with such update upon Agent’s receipt and approval thereof.

6.15    Intellectual Property and Licensing.

(a)    Together with each Compliance Certificate delivered with respect to the last month of a calendar quarter under this Agreement, to the extent (A) Borrower acquires and/or develops any new Registered Intellectual Property, or (B) Borrower enters into or becomes bound by any additional material in-bound license or sublicense agreement, any additional exclusive out-bound license or sublicense agreement or other material agreement with respect to rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), or (C) there occurs any other material change in Borrower’s Registered Intellectual Property, in-bound licenses or sublicenses or exclusive out-bound licenses or sublicenses from that listed on the Intangible Assets Schedule to the Disclosure Letter, together with such Compliance Certificate, deliver to Agent an updated Intangible Assets Schedule to the Disclosure Letter reflecting such updated information.

(b)    If Borrower obtains any Registered Intellectual Property, Borrower shall promptly execute such intellectual property security agreements (which shall be filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable) and other documents and provide such other information (including, without limitation, copies of applications) and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in such property.

(c)    Borrower shall use commercially reasonable efforts to take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents.

(d)    Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intangible Assets subject to Permitted Licenses. Borrower shall cause all Registered Intellectual Property to be duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Borrower shall at all times conduct its business without material infringement or claim of infringement of any Intellectual Property rights of others. Borrower shall (i) protect, defend and maintain the validity and enforceability of its Material Intangible Assets (ii) promptly advise Agent in writing of material infringements of its Material Intangible Assets, or of a material claim of infringement by Borrower on the Intellectual Property rights of others, in each case to the extent Borrower has received written notice from a third party thereof; and (iii) not allow any of Borrower’s

Midcap / MannKind / Credit and Security Agreement

Material Intangible Assets to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable. Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property except to the extent that any such restriction or prohibition is rendered ineffective pursuant to the Code or any other applicable Law or principles of equity.

6.16    Regulatory Reporting and Covenants.

(a)    Borrower shall notify Agent and each Lender promptly, and in any event within three (3) Business Days of receiving, becoming aware of or determining that, (each, a “Regulatory Reporting Event” and collectively, the “Regulatory Reporting Events”):

(i)    any Governmental Authority, specifically including the FDA is conducting or has conducted (A) if applicable, any investigation of Borrower’s or its Subsidiaries’ manufacturing facilities and processes for any Product (or any investigation of the facility of a contract manufacturer engaged by Borrower or is Subsidiaries in respect of a Product of which Borrower and/or its Subsidiaries are aware), which has disclosed any material deficiencies or violations of Laws and/or the Regulatory Required Permits related thereto or (B) an investigation or review of any Regulatory Required Permit (other than routine reviews in the Ordinary Course of Business associated with the renewal of a Regulatory Required Permit),

(ii)    any development, testing, and/or manufacturing of any Product should cease,

(iii)    if a Product has been approved for marketing and sale, any marketing or sales of such Product should cease or such Product should be withdrawn from the marketplace,

(iv)    any Regulatory Required Permit has been revoked or withdrawn,

(v)    adverse clinical test results have occurred with respect to any Product to the extent that such results have or could reasonably be expected to result in a Material Adverse Change,

(vi)    receipt by Borrower or any Subsidiary thereof from the FDA a warning letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of laws and regulations enforced by the FDA, or any comparable correspondence from any state or local authority responsible for regulating drug products and establishments, or any comparable correspondence from any foreign counterpart of the FDA, or any comparable correspondence from any foreign counterpart of any state or local authority with regard to any Product or the manufacture, processing, packing, or holding thereof to the extent that such correspondence or notice has or could reasonably be expected to result in a Material Adverse Change;

(vii)    any Product recalls or voluntary Product withdrawals from any market (other than with respect to discrete batches or lots that are not material in quantity or amount and are not made in conjunction with a larger recall) have occurred, or

Midcap / MannKind / Credit and Security Agreement

(viii)    any significant failures in the manufacturing of any Product have occurred such that the amount of such Product successfully manufactured in accordance with all specifications thereof and the required payments to be made to Borrower therefor in any month shall decrease significantly with respect to the quantities of such Product and payments produced in the prior month.

Borrower shall provide to Agent or any Lender such further information (including copies of such documentation) as Agent or any Lender shall reasonably request with respect to any such Regulatory Reporting Event promptly, but in any event within five (5) Business Days of, upon such request.

(b)    Borrower shall have, and shall ensure that it and each of its Subsidiaries has, each material Required Permit and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in all material respects in the ownership, management and operation of the business or the assets of any Borrower and Borrowers shall take reasonable actions to ensure that no Governmental Authority has taken action to limit, suspend or revoke any such Required Permit. Borrower shall ensure that all such Required Permits are valid and in full force and effect and Borrowers are in material compliance with the terms and conditions of all such Required Permits in all material respects.

(c)    Borrower will maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of Borrowers’ business and assets, all material Required Permits necessary under Healthcare Laws to carry on the business of Borrowers as it is conducted on the Closing Date in all material respects.

(d)    In connection with the development, testing, manufacture, marketing or sale of each and any material Product, Borrower shall, and shall cause each Credit Party to, obtain and comply with all material Regulatory Required Permits at all times issued or required to be issued by any Governmental Authority, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Borrower as such activities are at any such time being conducted by such Borrower.

(e)    Borrowers will timely file or caused to be timely filed (after giving effect to any extension duly obtained), all material notifications, reports, submissions, material Required Permit renewals and reports required by applicable Healthcare Laws (which reports will be materially accurate and complete in all respects and not misleading in any respect and shall not remain open or unsettled).

(f)    In the event Borrower or any Credit Party obtains any new Regulatory Required Permit or any information on the Required Permits Schedule to the Disclosure Letter becomes outdated, inaccurate, incomplete or misleading, Borrower shall, together with the next Compliance Certificate required to be delivered under this Agreement after such event, provide Agent with an updated Required Permits Schedule to the Disclosure Letter including such updated information

(g)    If, after the Closing Date, (i) Borrower determines to manufacture, sell, develop, test or market any new Product commercially (by itself or through a third party), Borrower shall deliver, together with delivery of the next Compliance Certificate shall provide an updated Intangible Assets Schedule to the Disclosure Letter, Products Schedule to the Disclosure Letter and Required Permits Schedule to the Disclosure Letter (and copies of such Required Permits as Agent may request) reflecting updates related to such determination.

Midcap / MannKind / Credit and Security Agreement

7.    NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Credit Party or any of its Subsidiaries to do, any of the following without the prior written consent of Agent:

7.1    Dispositions . Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for (a) sales, transfers or dispositions of Inventory in the Ordinary Course of Business; (b) sales or abandonment of (i) worn-out, surplus or obsolete Equipment or (ii) other Equipment that is no longer used or useful in the business of Borrower with a fair salable value not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate for all such Equipment; (c) to the extent constituting a Transfer, Permitted Liens; (d) to the extent they may constitute a Transfer, the use of cash and Cash Equivalents in the Ordinary Course of Business (including payments of interest and other payments permitted under Section 7.9(b) in respect of the Permitted Additional Convertible Notes) and to make Permitted Investments; (e) the granting of Permitted Licenses; (f) Transfers from any Subsidiary to a Borrower or Guarantor, (g) Transfers between Borrowers and Guarantors, (h) the expiration, forfeiture, invalidation, cancellation, abandonment or lapse (including, without limitation, the narrowing of claims) of Intellectual Property (other than Material Intangible Assets) to the extent such Intellectual Property is no longer used or useful in the business of Borrower, (i) sales or discounting of delinquent accounts in the Ordinary Course of Business, (j) leases of the Owned Real Property to the extent the same are entered into in accordance with the provisions of Section 8.1 (including, for the avoidance of doubt, the provisions requiring the Agent’s consent) or (k) so long as no Event of Default has occurred and is continuing or would result therefrom, other Transfers of tangible personal property in the aggregate not to exceed Five Hundred Thousand Dollars ($500,000) per fiscal year.

7.2    Changes in Business, Management, Ownership or Business Locations. (a) Engage in, or permit any of its Subsidiaries to engage in, any business other than the businesses currently engaged in by Borrower, such Credit Party or such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; provided that a Subsidiary that is not a Credit Party may liquidate or dissolve in the Ordinary Course of Business so long as such Subsidiary distributes its assets to a Credit Party upon such liquidation or dissolution; (c) enter into any transaction or series of related transactions which would result in a Change in Control unless the agreements with respect to such transactions provide for, as a condition precedent to the consummation thereof, either (x) the indefeasible payment in full of the Obligations or (y) the consent of Agent and the Lenders; (d) add any new offices or business locations, or enter into any new leases with respect to existing offices or business locations without first delivering a fully-executed Access Agreement to Agent (except as otherwise provided below); (e) without at least 10 Business Days’ prior written notice to Agent (i) change its jurisdiction of organization (provided that no Credit Party shall change its jurisdiction of organization to a new country without Agent’s consent); (ii) change its organizational structure or type; (iii) change its legal name; or (iv) change any organizational number (if any) assigned by its jurisdiction of organization. Notwithstanding the foregoing in the case of subpart (d) above, provided that the applicable lease or license agreement, or applicable law, does not grant to the landlord or licensor any Lien upon intangible assets of the tenant or licensee, subpart (d) shall not restrict leases or licenses for (i) such new or existing offices or business locations containing less than Five Hundred Thousand Dollars ($500,000) in Borrower’s assets or property and not containing Borrower’s Books and (ii) any new or existing business location constituting a warehouse, consignee or bailee location that does not contain any of Borrower’s Books and would not otherwise require an Access Agreement pursuant to the criteria set forth in Section 4.2(e).

Midcap / MannKind / Credit and Security Agreement

7.3    Mergers and Consolidations. Merge or consolidate with any other Person, provided, however, that (a) a Borrower may merge or consolidate into another Borrower, (b) a Guarantor may merge or consolidate into another Guarantor, (c) a Subsidiary that is not a Credit Party may merge or consolidate into another Subsidiary that is not a Credit Party and (d) a Subsidiary that is not a Credit Party may merge or consolidate into a Credit Party, so long as, in each case, (i) Borrower has provided Agent with prior written notice of such transaction, (ii) if a Credit Party is a party thereto, a Person already comprising a Credit Party shall be the surviving legal entity, (iii) if MannKind is a party thereto, MannKind shall be the surviving legal entity, (iv) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom and (v) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction.

7.4    Indebtedness. (a) Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness or (b) purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than with respect to the Obligations as described in Section 2.3) prior to its scheduled maturity; provided that payments of interest on Permitted Additional Convertible Notes and other payments in respect of the Permitted Additional Convertible Notes permitted pursuant to Section 7.9(b) are permitted.

7.5    Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein except for Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral, except as is otherwise permitted in the definition of “Permitted Liens” herein.

7.6    Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7    Distributions; Investments and Acquisitions; Margin Stock.

(a)    Pay any dividends or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests other than Permitted Distributions.

(b)    directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary and any Acquisition) other than Permitted Investments and Permitted Acquisitions.

(c)    Without limiting the foregoing, Borrower shall not, and shall not permit any of its Subsidiaries or any Credit Party to, purchase or carry Margin Stock.

7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions with Subsidiaries that are designated as a Borrower hereunder and that are not otherwise prohibited by Article 7 of this Agreement,

Midcap / MannKind / Credit and Security Agreement

(c) transactions permitted by Section 7.7(a) of this Agreement, (d) transactions constituting bona fide equity financings for capital raising purposes not otherwise in contravention of this Agreement, and (e) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and indemnification arrangements approved by the relevant board of directors, board managers or equivalent corporate body in the Ordinary Course of Business).

7.9    Subordinated Debt; Convertible Note Indebtedness; Milestone Obligations.

(a)    Make or permit any payment (or set aside any funds for payment) on, or any distribution in respect of, any Mann Group Note Obligations, except (i) on the Seventh Amendment Effective Date a principal payment in cash in an amount of $35,050,750, (ii) on the Seventh Amendment Effective Date, a payment of accrued interest in an amount of $4,919,251.84 in cash and (iii) so long as no Event of Default shall have occurred and be continuing prior to or immediately after giving effect to such payment, regularly scheduled payments of interest required under the Mann Group Note Documents in an amount not to exceed $550,000 in any calendar year in accordance with the terms of the Mann Group Note Subordination Agreement, (iv) at any time after December 31, 2020 and so long as the closing price of MannKind’s common stock reported for the Business Day immediately prior to the making of such payment is greater than One Dollar and Fifty Cents ($1.50) per share, the issuance of common stock of MannKind (and not, for the avoidance of doubt, any payments in cash) to make regularly scheduled payments of interest required under the Mann Group Note Documents; provided that (A) the aggregate amount of payments made pursuant to this Section 7.9(a)(~~i~~iv), when combined with all other Subordinated Debt Common Stock Payments, shall not exceed $20,000,000 in the aggregate during the term of this Agreement (the “Stock Payment Cap”); provided that if the closing price of MannKind’s common stock reported for the business day immediately prior to any such payment is greater than Two Dollars and Fifty Cents ($2.50) per share, Borrower shall be permitted to issue common stock to make additional regularly scheduled interest payments required under the Mann Notes up to an additional aggregate amount of $5,000,000 in excess of the Stock Payment Cap, and (B) no Event of Default shall have occurred and be continuing prior to or immediately after giving effect to such payment, (~~ii~~v) to the extent expressly permitted to be made pursuant to the terms of the Mann Group Note Subordination Agreement, (~~iii~~vi ) conversion into equity interest of MannKind (other than Disqualified Stock) in accordance with the terms thereof, and (~~iv~~vii ) required payments of cash in lieu of fractional shares of equity interests of MannKind (other than Disqualified Stock) upon conversion.

(b)    Make or permit any payment (or set aside any funds for payment) on, or any distribution in respect of, the Convertible Note Documents, except:

(i)    the issuance of common stock of MannKind (and not, for the avoidance of doubt, any payments in cash) to make regularly scheduled payments of interest required under the Convertible Notes; provided that (A) the aggregate amount of payments made pursuant to this Section 7.9(b)(i), when combined with all other Subordinated Debt Common Stock Payments, shall not exceed $20,000,000 in the aggregate during the term of this Agreement and (B) no Event of Default shall have occurred and be continuing prior to or immediately after giving effect to such payment;

(ii)    conversion into equity interest of MannKind (other than Disqualified Stock) in accordance with the terms thereof;

Midcap / MannKind / Credit and Security Agreement

(iii)    required payments of cash in lieu of fractional shares of equity interests of MannKind (other than Disqualified Stock) upon conversion;

(iv)    payments of regularly scheduled interest (including additional interest) on the Permitted Additional Convertible Notes; and

(v)    exchanges of common equity interests of MannKind (other than Disqualified Stock), together with cash in lieu of fractional shares and/or cash in respect of accrued and unpaid interest, in exchange for Permitted Additional Convertible Notes~~)~~.

(c)    Make or permit any payment (or set aside any funds for payment) on, or any distribution in respect of, the Bruce Notes except (i) payment of principal outstanding under the June 30, 2020 Bruce Note, in an aggregate amount not to exceed $2,630,750, on June 30, 2020 (or such later date as Agent may agree in its sole discretion), and (ii) payment of principal outstanding under the December 31, 2020 Bruce Note, in an aggregate amount not to exceed $2,630,750, on December 31, 2020 (or such later date as Agent may agree in its sole discretion); provided that (x) in the event such payments are made in cash, immediately prior to and after giving effect to each such payments, Borrower Unrestricted Cash shall be greater than or equal to $50,000,000, (y) in the event such payments are made in common stock of MannKind, the aggregate amount of such payments made in accordance with this Section 7.9(c), when combined with all other Subordinated Debt Common Stock Payments, does not exceed $20,000,000 in the aggregate during the term of this Agreement, and (z) no Event of Default shall have occurred and be continuing prior to or immediately after giving effect to such payment.

(d)    payments in common stock (and not in cash) of (i) the Closing Date Share Payment (as defined in the Closing Date Convertible Notes Exchange Agreement) on the Closing Date and (ii) the Accrued Interest Consideration (as defined in the Closing Date Convertible Notes Exchange Agreement, the “Accrued Interest Consideration”)) required under the Closing Date Convertible Notes Exchange Agreement and the Existing Indenture, in an amount not to exceed $550,000 on or before August 15, 2019; provided that Credit Parties shall have no obligations in respect of the Existing Indenture other than the Accrued Interest Consideration and following the payment of Accrued Interest Consideration in common stock, no Indebtedness shall remain outstanding under the Existing Indenture and the Existing Indenture shall be promptly discharged.

(e)    Make or permit any payment (or set aside any funds for payment) on, or any distribution in respect of, any Subordinated Debt (including the Mann Group Note Obligations and the Bruce Note Obligations) except to the extent expressly permitted to be made pursuant to the terms of the Subordination Agreement to which such Subordinated Debt is subject.

(f)    Make or permit any payment (or set aside any funds for payment) on, or any distribution in respect of, any Milestone Obligation if an Event of Default has occurred and is continuing or would result therefrom.

(g)    (i) Amend or modify any provision in any document relating to the Subordinated Debt other than as may be expressly permitted pursuant to the terms of any applicable Subordination Agreement to which such Subordinated Debt is subject, (ii) amend or modify any provision in the Deerfield Milestone Agreement or any material document relating thereto in a manner that is adverse to Borrower or its Subsidiaries or that in a manner that is adverse to Agent or any Lender, or (iii) amend or modify any provision in any Convertible Note Document in a manner that is adverse to Borrower or its Subsidiaries or that in a manner that is adverse to Agent or any Lender.

Midcap / MannKind / Credit and Security Agreement

7.10    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry Margin Stock, or use the proceeds of any Credit Extension for that purpose; (i) fail, or permit any ERISA Affiliate to fail, to meet “minimum funding standards” (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA), whether or not waived, (ii) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) a “reportable event” as defined in Section 4043(c) of ERISA (or the regulations issued thereunder) (other than an event for which the 30-day notice requirement is waived) to occur, (iii) engage in any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code that could reasonably be expected to result in liability in excess of $500,000 in the aggregate or that could reasonably be expected to result in a Material Adverse Change; (iv) fail to comply with the Federal Fair Labor Standards Act that could result in liability in excess of $500,000 in the aggregate or that could reasonably be expected to result in a Material Adverse Change; (v) permit (with respect to any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof) the withdrawal from participation in any Pension Plan, or (vi) incur, or permit any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate thereof to incur, any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA).

7.11    Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision of (a) any Material Agreement in a manner that is materially adverse to Borrower or any of its Subsidiaries, that is materially adverse to Agent or any Lender, that pertains to rights to assign or grant a security interest in such Material Agreement or that could or could reasonably be expected to result in a Material Adverse Change, or (b) any of its organizational documents (other than a change in registered agents, or a change that could not adversely affect the rights of Agent or the Lenders hereunder, but, for the avoidance of doubt, under no circumstances a change of its name, type of organization or jurisdiction of organization), in each case, without the prior written consent of Agent. Borrower shall provide to Agent copies of all amendments, waivers and modifications of any Material Agreement or organizational documents.

7.12    Compliance with Anti-Terrorism Laws. Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

Midcap / MannKind / Credit and Security Agreement

7.13    Restricted Foreign Subsidiaries.

(a)    Borrower shall not permit, at any time, the total amount of cash and Cash Equivalents held by all Restricted Foreign Subsidiaries to exceed One Hundred Thousand Dollars ($100,000) (or the equivalent thereof in any foreign currency), in the aggregate.

(b)    No Restricted Foreign Subsidiary shall own, or have an exclusive license in respect of, any Material Intangible Assets or other material Intellectual Property except the Qrum Intercompany License and, subject to the requirements in the Post-Closing Obligations Schedule, the Intercompany IP Licenses.

(c)    No Credit Party shall Transfer any asset (including any Intellectual Property) to or make any Investment in any Restricted Foreign Subsidiary after the Closing Date without Agent’s prior written consent other than cash Investments specifically permitted pursuant to clause (i) of the definition of Permitted Investments.

(d)    no Borrower will, or will permit any Subsidiary, to commingle any of its assets (including any bank accounts, cash or Cash Equivalents) with the assets of any Person other than a Credit Party.

8.	REAL PROPERTY MATTERS

8.1    Leases. Without the prior written consent of Agent (such consent not to be unreasonably withheld, conditioned, or delayed so long as such lease or sublease does not impair the use of the Owned Real Property for the Credit Parties’ operations), the Credit Parties shall not: (i) enter into any lease of the Owned Real Property or (ii) modify, amend, renew, surrender, terminate, consent to a sublease of, consent to a transfer of, abate rent or other payments due under or otherwise grant any financial or other concession under any lease that is materially adverse to Agent or any Lender or (iii) enter into any ground lease of any of the Owned Real Property.

8.2    Owned Real Property Use and Operation.

(a)    Without the prior written consent of Agent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, the Credit Parties shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Owned Real Property or any portion thereof, nor shall the Credit Parties consent to or permit any such action, which would materially diminish the value of the Owned Real Property. The Credit Parties shall, at their expense, (i) take commercially reasonable care of the Owned Real Property and shall keep the same in good, safe and insurable condition and in compliance with all applicable Laws, (ii) promptly make all repairs to the Owned Real Property to the extent reasonably necessary to maintain the Owned Real Property in a manner consistent with their quality and use as required hereby, and (iii) not commit or suffer to be committed any waste of the Owned Real Property or do or suffer to be done anything which will materially increase the risk of fire or other hazard to the Owned Real Property or materially impair the value thereof.

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(b)    Unless required by applicable Law, the Credit Parties shall not permit or engage in any material changes in the use of any Owned Real Property from the use at the time this Agreement was executed without Agent’s prior written consent, which consent shall not be unreasonably withheld.

(c)    All of the Credit Parties FF&E necessary or reasonably desirable for their operations at the Owned Real Property shall always be located at such Owned Real Property and shall be kept free and clear of all Liens other than the Permitted Liens. The Credit Parties shall not, without the prior written consent of Agent, which consent shall not be unreasonably withheld, remove or permit to be removed from any Owned Real Property any material portion of such FF&E except to repair or replace the same.

(d)    The Credit Parties shall not consent to or initiate the joint assessment of any Owned Real Property (i) with any other real property constituting a separate tax lot and the Credit Parties represent and covenant that each piece of Owned Real Property is are and shall remain a separate tax lot, or (ii) with any portion of the Owned Real Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Owned Real Property as a single lien.

8.3    Tax Reduction Proceedings. After an Event of Default, the Credit Parties shall be deemed to have appointed Agent as their attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Owned Real Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Obligations remains unpaid and any Event of Default shall be continuing.

8.4    Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make the Credit Extensions and other credit accommodations contemplated hereby, each Credit Party hereby represents and warrants to Agent and each Lender the following with respect to each Owned Real Property:

(a)    Except as disclosed to Agent in writing, (i) no condemnation of any portion of any Owned Real Property, has commenced or, to any Credit Party’s knowledge, is contemplated by any Governmental Authority and (ii) no proceeding to deny access to any Owned Real Property from any point or planned point of access to any Owned Real Property, has commenced or, to any Credit Party’s knowledge, is contemplated by any Governmental Authority.

(b)    To the Credit Parties’ knowledge after due inquiry, the Credit Parties’ use of any Owned Real Property does not violate, in any material respects, (i) any Laws, or (ii) any building permits, covenants, conditions and restrictions of record, or agreements affecting any Owned Real Property or any part thereof. Neither the zoning authorizations, subdivision approvals or variances nor any other right to construct or to use any Owned Real Property is to any material extent dependent upon or related to any real estate other than the Owned Real Property. Except as disclosed to Agent on the land title surveys delivered to Agent prior to the Closing Date, no building or other improvement encroaches upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which Borrowers are aware or has reason to believe may exist) with respect to any Owned Real Property. No Owned Real Property is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or designated as a wetland by any

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governmental entity having jurisdiction over such Owned Real Property. All material Required Permits required for the use and occupancy of the Owned Real Property have been obtained. All material Laws relating to the construction of and operation of the Owned Real Property have been complied with in all material respects and all material permits and licenses required for the construction of and operation of the Owned Real Property have been obtained. Each Owned Real Property is accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. Each Owned Real Property has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone facilities, and other required public utilities, fire and police protection for its present use and occupancy; none of the foregoing will be foreseeably impeded by virtue of any requirements under any applicable Laws. Each Owned Real Property includes all property and rights that may be reasonably necessary or desirable to promote the present uses and enjoyment thereof.

(c)    Each Owned Real Property is taxed separately without regard to any other property and for all purposes such Owned Real Property may be mortgaged, conveyed and otherwise dealt with as an independent parcel. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Owned Real Property or any part thereof, except general real estate taxes not yet due or payable. To each Credit Party’s knowledge, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of any Owned Real Property.

(d)    There has been no damage or destruction of any part of any Owned Real Property by fire or other casualty that has not been repaired.

9.	FINANCIAL COVENANTS

9.1    Minimum Afrezza Net Revenue. Borrower shall not permit Afrezza Net Revenue for the twelve month period immediately preceding (and ending on) each Testing Date to be less than the minimum amount set forth opposite such Testing Date on the Minimum Afrezza Net Revenue Schedule (the covenant set forth in this Section 9.1, the “Minimum Afrezza Net Revenue Covenant”); provided that Borrower shall not be required to comply with the Minimum Afrezza Net Revenue Covenant for any month in which Borrower maintained at least $90,000,000 in Borrower Unrestricted Cash at all times during such month. A breach of a financial covenant contained in this Section 9.1 shall be deemed to have occurred as of any date of determination by Agent or as of the applicable Testing Date, regardless of when the financial statements reflecting such breach are delivered to Agent.

9.2    Minimum Cash. Borrower shall not permit Borrower Unrestricted Cash to be less than ~~Thirty~~Ten Million Dollars ($~~30,000,000) at any time.~~10,000,000); provided, that at any time after the date that Agent has received evidence satisfactory to it (in its discretion) that the U.S. FDA has approved United Therapeutics’ new drug application in respect of Tyvaso DPI for the treatment of Pulmonary Arterial Hypertension, Borrowers shall not be required to comply with the covenant in this Section 9.2.

9.3    Evidence of Compliance. Borrower shall furnish to Agent, a Compliance Certificate in accordance with Section 6.2(b) as evidence of Borrower compliance with the covenants in this Article 9. The Compliance Certificate shall include, without limitation, (i) a statement and report, on a form approved by Agent, detailing Borrower’s calculations, (ii) the monthly cash and Cash Equivalents of Borrower and Borrower and its consolidated Subsidiaries and, if requested by Agent, bank statements and (iii) if reasonably requested by Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.

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9.4    Tre-T Marketing. At all times following any funding of the Credit Extensions under Credit Facility #3, Borrower shall ensure that United Therapeutics, or another pharmaceutical company reasonably acceptable to Agent, shall be actively marketing and, (after the first commercial sale) generating revenue from commercial sales of, Treprostinil Technosphere for its approved indication(s) in the United States.”

10.    EVENTS OF DEFAULT

10.1    Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a)    Borrower fails to (i) make any payment of principal or interest on any Credit Extension on its due date, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof).

(b)    any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within thirty (30) days after the earlier of (i) the date of receipt by any Borrower of notice from Agent or the Required Lenders of such default, or (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default (provided; however, if a longer or shorter cure period is provided in the Mortgage with respect to the Owned Real Property, such longer or shorter cure period shall apply);

(c)    any Credit Party defaults in the performance of or compliance with any term contained in Section 6.2, 6.4, 6.5, 6.6, 6.7(a), 6.8, 6.9, 6.10, 6.13, 6.15 or 6.16, Article 7 or Article 9;

(d)    any representation, warranty, certification or statement made by any Credit Party, or any other Person acting for or on behalf of a Credit Party (i) in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document, or (ii) to induce Agent and/or Lenders to enter into this Agreement or any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)    (i) any Credit Party materially defaults under or materially breaches any Material Agreement (after any applicable grace period contained therein and such default or breach is not effectively and permanently cured or waived by the applicable counterparties to such Material Agreement within ten (10) Business Days of a Responsible Officer of Borrower becoming aware of such default or breach), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due

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(whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Five Hundred Thousand Dollars ($500,000) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or any Convertible Note Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations, or the occurrence of any event requiring the prepayment of any Subordinated Debt or the Convertible Note Obligations (other than a conversion permitted pursuant to Section 7.9(b)), or the delivery of any notice with respect to any Subordinated Debt or pursuant to any Subordination Agreement that triggers the start of any standstill or similar period under any Subordination Agreement, or (iv) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(f)    (i) any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party in any jurisdiction seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of forty-five (45) days or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(g)    (i) the service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of twenty (20) days after the occurrence thereof or such action becoming effective;

(h)    (i) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party or its Subsidiary, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of $500,000 shall be rendered against any or all Credit Parties or their Subsidiaries and either (A) enforcement proceedings shall have been commenced and not

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effectively stayed by any creditor upon any such judgments or orders, or (B) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)    any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens and other than solely as a result of any action or inaction of Agent or Lenders provided that such action or inaction is not caused by a Credit Party’s failure to comply with the terms of the Financing Documents, or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(j)    a Change in Control occurs;

(k)    any Required Permit shall have been (i) revoked, rescinded, suspended, modified in a materially adverse manner or not renewed in the Ordinary Course of Business for a full term, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change;

(l)    (i) the voluntary withdrawal or institution of any action or proceeding by the FDA or similar Governmental Authority to order the withdrawal of any Afrezza Product or any other Product (the loss of which could be reasonably be expected to result in a Material Adverse Change) from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product (the loss of which could be reasonably be expected to result in a Material Adverse Change), (ii) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Regulatory Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, has or would reasonably be expected to result in Material Adverse Change, (iii) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority which has or would reasonably be expected to result in a Material Adverse Change, or (iv) the occurrence of adverse test results in connection with a Product which would result in Material Adverse Change.

(m)    MannKind’s equity securities fail to remain registered with the SEC and listed for trading on the NASDAQ Stock Market; or

(n)    the occurrence of any fact, event or circumstance that would reasonably be expected to result in a Material Adverse Change.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

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10.2    Rights and Remedies.

(a)    Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of any Lender shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b)    Without limiting the rights of Agent and the Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i)    with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii)    apply to the Obligations (A) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (B) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii)    settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent’s security interest in such funds, and verify the amount of such Account;

(iv)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v)    pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in

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connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders, subject to any rights of third party licensors and licensees, as applicable;

(vii)    place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii)    demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix)    exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3    Notices. Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least ten (10) days prior to such action.

10.4    Protective Payments. If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral. Agent will endeavor to provide Borrower with notice of Agent making such payment or performance at the time it is paid or performed or within a reasonable time thereafter. No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

10.5    Liability for Collateral No Waiver; Remedies Cumulative. So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral. Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given. Agent’s rights and remedies under this Agreement and the other Financing Documents are cumulative. Agent has all rights and remedies provided under the Code, by Law, or in equity. Agent’s exercise of one (1) right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver. Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6    Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i)

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Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and the Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Protective Advances; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents. Borrower shall remain fully liable for any deficiency. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. Unless Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7    Waivers.

(a)    Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or the Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s entry upon the premises of a Borrower, the taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)    Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

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(c)    To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Obligations, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)    Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and the Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or the Lenders shall remain in full force and effect until Agent or the Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrower and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrower’s obligations under the Financing Documents.

(e)    Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrower’s obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrower’s obligations under the Financing Documents. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or the Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8    Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or written threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and the Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or written threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However,

Midcap / MannKind / Credit and Security Agreement

no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or written threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 10.8 as if this Section 10.8 were a part of each Financing Document executed by such Credit Party.

11.	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, a Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 11.

If to Borrower:

MannKind Corporation

30930 Russell Ranch Road, Suite 300

Westlake Village, CA 91362

Attn: Steven Binder, CFO

Email:sbinder@mannkindcorp.com

If to Agent or to MidCap (or any of its Affiliates or Approved Funds) as a Lender:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Account Manager for MannKind transaction

Fax: 301-941-1450

Email: notices@midcapfinancial.com

With a copy to:

MidCap Financial Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Ave, Suite 200

Bethesda, MD 20814

Attn: Legal

Fax: 301-941-1450

Email: legalnotices@midcapfinancial.com

Midcap / MannKind / Credit and Security Agreement

If to any Lender other than MidCap: at the address set forth on the signature pages to this Agreement or provided as a notice address for such in connection with any assignment hereunder.

12.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; CALIFORNIA WAIVERS

12.1    THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT (EXCLUDING THOSE FINANCING DOCUMENTS OR PORTIONS THEREOF THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT (EXCLUDING THOSE FINANCING DOCUMENTS OR PORTIONS THEREOF THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION), THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). NOTWITHSTANDING THE FOREGOING, AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND THE LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK AND ANY SUCH OTHER JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2

(a)    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING

Midcap / MannKind / Credit and Security Agreement

CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

(b)    IN THE EVENT THAT ANY SUCH ACTION IS COMMENCED OR MAINTAINED IN ANY COURT IN THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH IN THE SECTION ABOVE IS NOT ENFORCEABLE, AND EACH PARTY TO SUCH ACTION DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, THE PARTIES HERETO HEREBY ELECT TO PROCEED AS FOLLOWS:

(i)    WITH THE EXCEPTION OF THE ITEMS SPECIFIED IN CLAUSE (ii) BELOW, ANY CONTROVERSY, DISPUTE OR CLAIM (EACH, A “CONTROVERSY”) BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT WILL BE RESOLVED BY A REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 638, ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR THEIR SUCCESSOR SECTIONS, WHICH SHALL CONSTITUTE THE EXCLUSIVE REMEDY FOR THE RESOLUTION OF ANY CONTROVERSY, INCLUDING WHETHER THE CONTROVERSY IS SUBJECT TO THE REFERENCE PROCEEDING. EXCEPT AS OTHERWISE PROVIDED ABOVE, VENUE FOR THE REFERENCE PROCEEDING WILL BE IN ANY COURT IN WHICH VENUE IS APPROPRIATE UNDER APPLICABLE LAW (THE “COURT”).

(ii)    THE MATTERS THAT SHALL NOT BE SUBJECT TO A REFERENCE PROCEEDING ARE THE FOLLOWING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY; (B) EXERCISE OF SELF HELP REMEDIES (INCLUDING SET-OFF); (C) APPOINTMENT OF A RECEIVER; AND (D) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) AND (B) OR TO SEEK OR OPPOSE FROM A COURT OF COMPETENT JURISDICTION ANY OF THE ITEMS DESCRIBED IN CLAUSES (C) AND (D). THE EXERCISE OF, OR OPPOSITION TO, ANY OF THOSE ITEMS DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.

(iii)    THE REFEREE SHALL BE A RETIRED JUDGE OR JUSTICE SELECTED BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES. IF THE PARTIES DO NOT AGREE WITHIN TEN (10) DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN, UPON REQUEST OF ANY PARTY, THE REFEREE SHALL BE SELECTED BY THE PRESIDING JUDGE OF THE COURT (OR HIS OR HER REPRESENTATIVE). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

(iv)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF

Midcap / MannKind / Credit and Security Agreement

PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT THAT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AT ANY HEARING CONDUCTED BEFORE THE REFEREE, AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH A REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR THE COURT REPORTER. SUBJECT TO THE REFEREE’S POWER TO AWARD COSTS TO THE PREVAILING PARTY, THE CREDIT PARTIES WILL PAY THE COST OF THE REFEREE AND ALL COURT REPORTERS.

(v)    THE REFEREE SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING APPLICABLE CASE LAW AND STATUTORY LAW. THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE COURT WILL BE APPLICABLE TO THE REFERENCE PROCEEDING. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF, ENTER EQUITABLE ORDERS THAT WILL BE BINDING ON THE PARTIES AND RULE ON ANY MOTION THAT WOULD BE AUTHORIZED IN A COURT PROCEEDING. THE REFEREE SHALL ISSUE A DECISION AT THE CLOSE OF THE REFERENCE PROCEEDING WHICH DISPOSES OF ALL CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE REFERENCE PROCEEDING. PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 644, SUCH DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT OR AN ORDER IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT AND ANY SUCH DECISION WILL BE FINAL, BINDING AND CONCLUSIVE. THE PARTIES RESERVE THE RIGHT TO APPEAL FROM THE FINAL JUDGMENT OR ORDER OR FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE. THE PARTIES RESERVE THE RIGHT TO FINDINGS OF FACT, CONCLUSIONS OF LAWS, A WRITTEN STATEMENT OF DECISION, AND THE RIGHT TO MOVE FOR A NEW TRIAL OR A DIFFERENT JUDGMENT, WHICH NEW TRIAL, IF GRANTED, IS ALSO TO BE A REFERENCE PROCEEDING UNDER THIS PROVISION.

(vi)    NEITHER THE INCLUSION OF THIS SECTION 12.2(b), NOR ANY REFERENCE TO CALIFORNIA LAW CONTAINED HEREIN SHALL BE DEEMED TO AFFECT OR LIMIT IN ANY WAY THE PARTIES’ CHOICE OF NEW YORK LAW OR IMPLY THAT THE CREDIT PARTIES HAVE AGREED TO VENUE IN CALIFORNIA.

12.3    [Reserved].

12.4    [Reserved].

12.5    California Waiver.

(a)    BY SIGNING BELOW, EACH BORROWER WAIVES ANY RIGHT, UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 OR OTHERWISE, TO PREPAY ANY PORTION OF THE OUTSTANDING PRINCIPAL BALANCE UNDER THIS AGREEMENT WITHOUT A PREPAYMENT FEE. EACH BORROWER ACKNOWLEDGES THAT PREPAYMENT OF THE PRINCIPAL BALANCE MAY RESULT IN AGENT AND/OR A LENDER INCURRING ADDITIONAL LOSSES, COSTS, EXPENSES AND LIABILITIES, INCLUDING LOST REVENUE

Midcap / MannKind / Credit and Security Agreement

AND LOST PROFITS. EACH BORROWER THEREFORE AGREES TO PAY A PREPAYMENT FEE AND HEREIN IF ANY PRINCIPAL AMOUNT IS PREPAID, WHETHER VOLUNTARILY OR BY REASON OF ACCELERATION, INCLUDING ACCELERATION UPON ANY SALE OR OTHER TRANSFER OF ANY INTEREST IN THE COLLATERAL.EACH BORROWER FURTHER AGREES THAT AGENT’S AND EACH LENDER’S WILLINGNESS TO OFFER THE INTEREST RATE DESCRIBED HEREIN TO BORROWER IS SUFFICIENT AND INDEPENDENT CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY AGENT AND THE LENDERS FOR THIS WAIVER. EACH BORROWER UNDERSTANDS THAT AGENT AND THE LENDERS WOULD NOT OFFER SUCH AN INTEREST RATE TO THE BORROWER ABSENT THIS WAIVER.

(b)    California Waiver; No Hearing Required. Each Borrower waives any right or defense it may have at Law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

(c)    Borrower Acknowledgment. California Civil Code Section 2955.5(a) provides as follows: “No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.” For purposes of the foregoing, (i) the term “hazard insurance coverage” means insurance against losses caused by perils which are commonly covered in policies described as a “Homeowner’s Policy,” “General Property Form,” “Guaranteed Replacement Cost Insurance,” “Special Building Form,” “Standard Fire,” “Standard Fire with Extended Coverage,” “Standard Fire with Special Form Endorsement,” or comparable insurance coverage to protect the real property against loss or damage from fire and other perils covered within the scope of a standard extended coverage endorsement, and (ii) the term “Improvements” means buildings or structures attached to the real property. Each Borrower acknowledges having received this disclosure prior to execution of the Financing Documents to be delivered by Borrower in connection with the Credit Facilities.

13.	GENERAL PROVISIONS

13.1    Successors and Assigns.

(a)    This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion).Any Lender may at any time assign to one (1) or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and/or Credit Extensions, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an

Midcap / MannKind / Credit and Security Agreement

assignee hereunder, (ii) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (iii) assist Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b)    From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder (other than those that survive termination). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee’s Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c)    Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive, absent manifest error. Each Participant Register shall be available for inspection by Borrower and Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a participant register.

(d)    Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are intended to be registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register (or an applicable Participant Register) and no assignment thereof shall be effective until recorded therein. It is intended that this Agreement be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and Section 5f.103-1(c) of the United States Treasury Regulations.

Midcap / MannKind / Credit and Security Agreement

13.2    Indemnification.

(a)    Borrower hereby agrees to promptly pay (i) (A) all reasonable and documented costs and expenses of Agent (including, without limitation, the costs, expenses and reasonable fees of counsel to, and independent appraisers and consultants retained by, Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, and in connection with the continued administration of the Financing Documents including (1) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (2) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), and (B) reasonable and documented costs and expenses of Agent in connection with the performance by Agent of its rights and remedies under the Financing Documents; (ii) without limitation of the preceding clause (i), all reasonable and documented costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all reasonable and documented costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or the Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or the Lenders are a party thereto.

(b)    Borrower hereby agrees to indemnify, pay and hold harmless Agent and the Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and the Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the disbursements and reasonable fees of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or the Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by

Midcap / MannKind / Credit and Security Agreement

it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby. This Section 13.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3    Time of Essence. Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5    Correction of Financing Documents. Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6    Integration. This Agreement and the other Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.8    Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run. All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

Midcap / MannKind / Credit and Security Agreement

13.9    Confidentiality. In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Financing Document and designated in writing by any Credit Party as confidential, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions, provided, however, that any such Persons are bound by obligations of confidentiality substantially the same or more stringent than those set forth in this Section 13.9; (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; (d) to regulators or as otherwise required in connection with an examination, audit or similar investigation by any Governmental Authority, or to any nationally recognized rating agency; (e) as Agent or any Lender considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources that are advised of the confidential nature of such information and are instructed to keep such information confidential; (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality; and (h) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or the Lenders may use confidential information for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or the Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10    Right of Set-off. Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Midcap / MannKind / Credit and Security Agreement

13.11    Publicity. Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure, or with such Agent’s or Lender’s, as applicable, prior written consent. Each Lender and Borrower hereby authorize each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agree that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13.12    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13    Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or the Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and the Lenders in their sole and absolute discretion and credit judgment.

13.14    Amendments; Required Lenders; Inter-Lender Matters.

(a)    No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and the Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b)    No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property,

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in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender. For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Financing Documents, (iv) subordination of a lien granted in favor of Agent; provided that such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness. Notwithstanding any provision in this Section 13.14 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Agent and the Required Lenders.

(c)    Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders. Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below). All matters requiring the satisfaction or acceptance of Agent in the definition of Subordinated Debt shall further require the satisfaction and acceptance of each Required Lender. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. As used in this Section, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15    Borrower Liability. If there is more than one (1) entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation to repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, and (d) each Borrower waives (1) any suretyship defenses available to it under the Code or any other applicable law, and (2) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets. Notwithstanding any other provision of this Agreement or other related document, until the indefeasible payment in cash in full of the Obligations (other than inchoate

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indemnity obligations for which no claim has yet been made) and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Credit Party in contravention of this Section, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17    USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

13.18    Non-Disturbance. Upon Borrower’s reasonable request, Agent agrees to enter into non-disturbance and similar agreements, in each case on terms and conditions reasonably satisfactory to Agent, in connection with Permitted Licenses of Intellectual Property.

14.	AGENT

14.1    Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and the Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The duties of Agent shall be mechanical and administrative in nature. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor

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shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Financing Documents, (d) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2    Successor Agent.

(a)    Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender or an Affiliate of Agent or any Lender or any Approved Fund, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower. Following any such assignment, Agent shall give notice to the Lenders and Borrower. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)    Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

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(c)    Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

14.3    Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. Any such Person to whom Agent delegates a duty shall benefit from this Article 14 to the extent provided by Agent.

14.4    Liability of Agent. Except as otherwise provided herein, no “Agent-Related Person” (as defined below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Credit Party or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the Collateral, other properties or books or records of any Credit Party or any Affiliate thereof. The term “Agent-Related Person” means Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

14.5    Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Financing Document (a) if such action would, in the opinion of Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Agent,

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expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.6    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interests of the Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Financing Documents, payment of taxes on behalf of Borrower or any other Credit Party, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Credit Party and/or the Collateral.

14.7    Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any Agent-Related Person.

14.8    Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred

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in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Protective Advances incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent. The term “Indemnified Liabilities” means those liabilities described in Section 13.2(a) and Section 13.2(b).

14.9    Agent in its Individual Capacity. With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity. MidCap and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party and any of their Affiliates and any person who may do business with or own securities of any Credit Party or any of their Affiliates, all as if MidCap were not Agent and without any duty to account therefor to Lenders. MidCap and its Affiliates may accept fees and other consideration from a Credit Party for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Each Lender acknowledges the potential conflict of interest between MidCap as a Lender holding disproportionate interests in the Credit Extensions and MidCap as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

14.10    Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on such Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, including Protective Advances. To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

14.11    Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release (a) any Credit Party and any Lien on any Collateral granted to or held by Agent under any Financing Document upon the date that all Obligations (other than inchoate indemnity obligations for which no claim has yet been made and any other obligations which, by their terms, are to survive the termination of this Agreement) due hereunder have been fully and indefeasibly paid in full and no Applicable Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, and (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Financing Document. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 14.11.

14.12    Advances; Payments; Non-Funding Lenders.

(a)    Advances; Payments. If Agent receives any payment for the account of the Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of the Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension (a “Non-Funding Lender”), Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)    Return of Payments.

(i)    If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)    If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Credit Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Credit Party or such other person, without set-off, counterclaim or deduction of any kind.

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14.13    Miscellaneous.

(a)    Neither Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder. The failure of any Non-Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lender” hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Applicable Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Agent.

(b)    Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by any Credit Party. Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Agent (for Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Agent of any sums due Agent hereunder and the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender’s claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for Agent and other Lenders and (ii) such Lender shall promptly advise Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of a Credit Party from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that the provisions of this Section shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or the other Financing Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Commitment pursuant to Section 13.1. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may exercise all of

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its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No documentation other than notices and the like shall be required to implement the terms of this Section. Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section and shall in each case notify the Lenders following any such purchases.

15.	DEFINITIONS

In addition to any terms defined elsewhere in this Agreement, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the equity interests of any Person, whether or not involving a merger or consolidation with such other Person, or otherwise causing any Person to become a Subsidiary of a Credit Party, (c) any merger or consolidation or any other combination with another Person or (d) the acquisition (including through licensing) of any product, product line or Intellectual Property of or from any other Person.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Afrezza Net Revenue” means, for any applicable period, (a) the gross revenues of Borrowers generated solely through the commercial sale of Borrower’s Afrezza Products by Borrowers during such period, less (b)(i) trade, quantity and cash discounts allowed by Borrower in respect of such Afrezza Products, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustments and any other allowances which effectively reduce net selling price of such Afrezza Products, (iii) product returns and allowances in respect of such Afrezza Products, (iv) allowances for shipping or other distribution expenses in respect of such Afrezza Products, (iv) set-offs and counterclaims in respect of such Afrezza Products, and (v) any other similar and customary deductions used by Borrower in determining net revenues attributable to such Afrezza Products, all, in respect of (a) and (b), as determined in accordance with GAAP and in the Ordinary Course of Business.

Midcap / MannKind / Credit and Security Agreement

“Afrezza Products” means AFREZZA® (insulin human rDNA origin) inhalation powder and any bioequivalent thereto.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders, together with its successors and assigns.

“Agreement” has the meaning given it in the preamble of this Agreement.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Commitment” has the meaning given it in Section 2.2

“Applicable Floor” means for each Credit Facility the per annum rate of interest specified on the Credit Facility Schedule.

“Applicable Index Rate” means, for any Applicable Interest Period, the rate per annum determined by Agent equal to the Applicable Libor Rate; provided, however, that in the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Agent or any Lender, make it unlawful or impractical for Agent or such Lender to fund or maintain Obligations bearing interest based upon the Applicable Libor Rate, Agent or such Lender shall give notice of such changed circumstances to Agent and Borrower and the Applicable Index Rate for Obligations outstanding or thereafter extended or made by Agent or such Lender shall thereafter be the Applicable Prime Rate until Agent or such Lender determines (as to the portion of the Credit Extensions or Obligations owed to it) that it would no longer be unlawful or impractical to fund or maintain such Obligations or Credit Extensions at the Applicable Libor Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Applicable Interest Rate Determination Date, that adequate and fair means do not exist for ascertaining the interest rate applicable to any Credit Facility on the basis provided for herein, then Agent may select a comparable replacement index and corresponding margin.

“Applicable Interest Period” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule; provided, however, that, at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Period shall mean the period commencing as of the most recent Applicable Interest Rate Determination Date and continuing until the next Applicable Interest Rate Determination Date or such earlier date as the Applicable Prime Rate shall no longer be the Applicable Index Rate; and provided, further, that, at any time the Libor Rate Index is adjusted as set forth in the definition thereof, or re-implemented following invocation of the Applicable Prime Rate as permitted herein, the Applicable Interest Period shall mean the period commencing as of such adjustment or re-implementation and continuing until the next Applicable Interest Rate Determination Date, if any.

“Applicable Interest Rate” means, as of any applicable date of determination, a per annum rate of interest equal to the lesser of (a) 8.25% and (b) the Applicable Index Rate plus the Applicable Margin.

Midcap / MannKind / Credit and Security Agreement

“Applicable Interest Rate Determination Date” means the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period; provided, however, that, at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Rate Determination Date means the date of any change in the Base Rate Index; and provided, further, that, at any time the Libor Rate Index is adjusted as set forth in the definition thereof, the Applicable Interest Rate Determination Date shall mean the date of such adjustment or the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period, as elected by Agent.

“Applicable Libor Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%), equal to the greater of (a) the Applicable Floor and (b) the Libor Rate Index.

“Applicable Margin” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule.

“Applicable Prepayment Fee”, for each Credit Facility, has the meaning given it in the Credit Facility Schedule for such Credit Facility.

“Applicable Prime Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%), equal to the greater of (a) the Applicable Floor and (b) the Base Rate Index.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Base Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) as being the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. (“Wells Fargo”) at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to any Borrower and in consultation with Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate Index.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

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“Books” means all books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term “each Borrower” shall refer to each Person comprising the Borrower if there is more than one (1) such Person, or the sole Borrower if there is only one (1) such Person. The term “any Borrower” shall refer to any Person comprising the Borrower if there is more than one (1) such Person, or the sole Borrower if there is only one (1) such Person.

“Borrower Unrestricted Cash” means unrestricted cash and Cash Equivalents of Borrower that (a) are subject to Agent’s first priority perfected lien and held in the name of Borrower in a Deposit Account or Securities Account that is subject to a Control Agreement in favor of Agent at a bank or financial institution located in the United States, (b) is not subject to any Lien (other than a Lien in favor of Agent), and (c) are not funds for the payment of a drawn or committed but unpaid draft, ACH or EFT transaction.

“Borrowing Resolutions” means, with respect to any Person, those resolutions, in form and substance satisfactory to Agent, adopted by such Person’s Board of Directors or other appropriate governing body and delivered by such Person to Agent approving the Financing Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Financing Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Bruce Notes” means, collectively, (i) that certain Promissory Note due June 30, 2020, dated as of the date hereof, in the initial principal amount of $2,630,750 issued in favor of Bruce Fund, Inc. (the “June 30, 2020 Bruce Note”) and (ii) that certain Promissory Note dated as of the date hereof in the initial principal amount of $2,630,750 due December 31, 2020 issued in favor of Bruce Fund, Inc. (the “December 31, 2020 Bruce Note”), in each case, as amended, supplemented or restated from time to time in accordance with the Bruce Note Subordination Agreement.

“Bruce Note Obligations” means the obligations, liabilities and Indebtedness owing by Borrower under or pursuant to the Bruce Notes.

“Bruce Note Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof by and between Agent and Bruce Fund, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Business Day” means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

“Cash Collateral Accounts” means, collectively, (a) the Credit Card Cash Collateral Accounts and (b) the LC Cash Collateral Account.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued

Midcap / MannKind / Credit and Security Agreement

by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1”by Moody’s and issued by any Person organized under the laws of any state of the United States, and any corporate notes and corporate bonds with long-term ratings of at least “A” by S&P or “A2” by Moody’s and issued by any Person organized under the laws of any state of the United States (d) any United States dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $25,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the remaining maturities of all obligations specified in any clauses (a), (b), (c) or (d) above shall not exceed one year.

“Change in Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the combined voting power of all voting stock of MannKind or any other Borrower (as applicable) on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding securities of each of its Subsidiaries, or (d) the occurrence of any “change in control”, “fundamental change” or any term or provision of similar effect under any Subordinated Debt Document, the Convertible Note Documents, or Borrower’s Operating Documents.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Closing Date Convertible Note(s)” means that certain 5.75% Convertible Senior Subordinated Exchange Note Due 2024, by MannKind in favor of Bruce Fund, Inc., in an original principal amount equal to $5,000,000.

“Closing Date Convertible Note Documents” means (i) that certain Indenture in respect of 5.75% Convertible Senior Subordinated Exchange Notes, dated as of the date hereof between MannKind, as issuer and U.S. Bank National Association as Trustee, (ii) the Closing Date Convertible Notes, (iii) the Closing

Midcap / MannKind / Credit and Security Agreement

Date Convertible Notes Exchange Agreement, and (iv) all other agreements and instruments entered into in connection with the foregoing, as the same may be amended, modified, supplemented, replaced or refinanced from time to time on or prior to the Closing Date.

“Closing Date Convertible Notes Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, by Bruce Fund, Inc., for itself and on behalf of the beneficial owners set forth therein and MannKind.

“Closing Date Convertible Note Obligations” means the unsecured obligations, liabilities and Indebtedness owing by Borrower under the Closing Date Convertible Note Documents.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and the Lenders, pursuant to this Agreement and the other Financing Documents (but excluding Excluded Property), including, without limitation, all of the property described in Exhibit A hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Commencement Date” has the meaning given it in the Credit Facility Schedule.

“Commitment Termination Date” has the meaning given it in the Credit Facility Schedule.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Competitor” means, at any time of determination, any Person engaged in the same or substantially the same line of business as the Borrower and the other Credit Parties and such business accounts for all or substantially all of the revenue or net income of such Person at the time of determination.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit B.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters

Midcap / MannKind / Credit and Security Agreement

of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement, each of which shall be in form and substance satisfactory to Agent, entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Convertible Notes” means, collectively, the Closing Date Convertible Notes and Permitted Additional Convertible Notes.

“Convertible Note Documents” means, collectively, the Closing Date Convertible Note Documents and Permitted Additional Convertible Note Documents.

“Convertible Note Obligations” means, collectively, the unsecured obligations, liabilities and Indebtedness owing by Borrower under the Closing Date Convertible Note Documents and Permitted Additional Convertible Note Documents.

“Credit Card Cash Collateral Accounts” means, collectively, each segregated Deposit Account from time to time identified to Agent in writing established by Borrower for the sole purpose of securing Borrower’s obligations under clause (n) of the definition Permitted Indebtedness and containing only such cash or Cash Equivalents that have been required to be pledged to secure such obligations of Borrower; provided, that the aggregate amount of cash or Cash Equivalents deposited in such Credit Card Cash Collateral Accounts does not, at any time, exceed One Million Dollars ($1,000,000) in the aggregate.

“Credit Extension” means an advance or disbursement of proceeds to or for the account of Borrower in respect of a Credit Facility.

“Credit Extension Form” means that certain form attached hereto as Exhibit C, as the same may be from time to time revised by Agent.

“Credit Facility” means a term loan credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and “Credit Parties” means all such Persons, collectively; provided, however, prior to a Restricted Foreign Subsidiary satisfying the Joinder Requirements in accordance with Section 6.8, such Restricted Foreign Subsidiary shall not be a “Credit Party” for purposes of this Agreement or the other Financing Documents.

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“DEA” means the Drug Enforcement Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“Deerfield Milestone Agreement” means that certain Milestone Rights Purchase Agreement by and among MannKind, Deerfield Private Design Fund II, L.P., and Horizon Sante FLML SARL, dated as of July 1, 2013 as in effect on the Closing Date and without giving effect to any further amendments or modifications thereto.

“Default” means any fact, event or circumstance which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.6(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Funding Account” is Borrower’s Deposit Account, account number 4123713448, maintained with Wells Fargo and over which Agent has been granted a Control Agreement.

“Disclosure Letter” means that certain Disclosure Letter, dated as of the date hereof, to which each of the Disclosure Schedule, Intangible Assets Schedule, Products Schedule, and Required Permits Schedule referenced herein is attached and as updated from time to time in accordance with the terms of this Agreement. Each reference in this Agreement to the Disclosure Schedule, Intangible Assets Schedule, Products Schedule, or Required Permits Schedule shall refer to the applicable Schedule attached to the Disclosure Letter.

“Disqualified Stock” means, with respect to any Person, any equity interest in such Person that, within less than 91 days after the Maturity Date, either by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Permitted Indebtedness or other equity interests in such Person or of MannKind that do not constitute Disqualified Stock and cash in lieu of fractional shares of such equity interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part (other than solely for Permitted Indebtedness or other equity interests in such Person or of MannKind that do not constitute Disqualified Stock and cash in lieu of fractional shares of such equity interests), (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness (other than Permitted Indebtedness) or any other equity interests that would constitute Disqualified Stock.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Draw Period” means, for each Credit Facility, the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

Midcap / MannKind / Credit and Security Agreement

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) any Credit Party or any Subsidiary of a Credit Party or (y) so long as no Event of Default has occurred and is continuing, (i) any vulture hedge fund (other than any Affiliate of a Lender or an Approved Fund) or (ii) a Person known by Agent to be a Competitor, in each case of (i) and (ii) as reasonably determined by Agent. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Environmental Law” means each present and future law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority and/or Required Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“ERISA Affiliate” has the meaning given it in Section 5.6.

“Event of Default” has the meaning given it in Section 10.1.

“Excluded Accounts” means (a) Cash Collateral Accounts, and (b) Collateral Accounts held in jurisdictions outside the United States with an aggregate amount on deposit therein not to exceed $50,000 at any time with respect to all such Collateral Accounts.

“Excluded Property” means:

(a)    any “intent-to-use” trademark or service mark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively by the United States Patent and Trademark Office;

(b)    any lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement to which any Credit Party is a party or any of its rights or interests thereunder if and to the extent that the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Credit Party therein or (ii) result in a breach or termination pursuant to the terms of, or default under, any such lease, license, contract, permit, letter of credit, purchase money arrangement, instrument or agreement;

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(c)    any governmental licenses or state or local franchises, charters and authorizations, to the extent that Agent may not validly possess a security interest in any such license, franchise, charter or authorization under applicable Law; and

(d)    more than 65% the voting capital stock of any Restricted Foreign Subsidiary; provided that immediately upon April 1, 2020 (or such earlier date on which such Restricted Foreign Subsidiary becomes a Guarantor), “Collateral” shall automatically and without further action required by, and without notice to, any Person include all of the equity interests of each Restricted Foreign Subsidiary from that time forward and Borrower shall take all such action as is reasonably requested by Agent in order to effect such greater pledged amount.

provided that (x) any such limitation described in the foregoing clauses (b) and (c) on the security interests granted hereunder shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the Code or any other applicable Law (including Sections 9-406, 9-407 and 9-408 of the Code) or principles of equity, (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such contract, agreement, permit, lease or license or in any applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such contract, agreement, permit, lease, license, franchise, authorization or asset shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, and (z) all rights to payment of money due or to become due pursuant to, and all rights to the proceeds from the sale of, all Excluded Property shall be and at all times remain subject to the security interests created by this Agreement (unless such proceeds would independently constitute Excluded Property).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Credit Extension or Applicable Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Credit Extension or Applicable Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6(h)(i) or 2.6(h)(iii), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Sections 2.6(h)(vi), (vii) or (viii) and (d) any withholding Taxes imposed under FATCA.

“Exercise Price” means the ten (10) day trailing volume weighted average of MannKind’s common stock price, as determined as of the close of business two (2) Business Days immediately prior to the Closing Date or the funding date for any Credit Extension made thereafter (as applicable).

“Exigent Circumstance” has the meaning given it in Section 13.14.

“Existing Indenture” means that certain Indenture in respect of 5.75% Convertible Senior Subordinated Exchange Notes, dated as of October 30, 2017 between MannKind, as issuer and U.S. Bank National Association as Trustee.

Midcap / MannKind / Credit and Security Agreement

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention between the United States Internal Revenue Service, the U.S. Government and any governmental or taxation authority under any other jurisdiction which implementing such sections of the IRC..

“FDA” means the Food and Drug Administration of the United States of America, any comparable state or local Governmental Authority, any comparable Governmental Authority in any non-United States jurisdiction, and any successor agency of any of the foregoing.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Fee Letters” means, collectively, the fee letter agreements among Borrower and Agent and Borrower and each Lender.

“FF&E” means personal property delivered upon, attached to, used or required to be used in connection with the operation of any Owned Real Property.

“Financing Documents” means, collectively, this Agreement, the Perfection Certificate, the Mortgage and the other Security Documents, the Disclosure Letter, each Subordination Agreement and any subordination or intercreditor agreement pursuant to which any Indebtedness and/or any Liens securing such Indebtedness is subordinated to all or any portion of the Obligations, the Fee Letter(s), each note and guarantee executed by one (1) or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one (1) or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fourth Amendment” means that certain Amendment No. 4 to Credit and Security Agreement, dated as of December 7, 2020, by and among the Borrower, the Lenders, and Agent.

“Fourth Amendment Effective Date” means December 7, 2020.

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

Midcap / MannKind / Credit and Security Agreement

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

Midcap / MannKind / Credit and Security Agreement

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Healthcare Laws” means all applicable Laws relating to the procurement, development, provision, clinical and non-clinical evaluation or investigation, product approval or clearance, manufacture, production, distribution, importation, exportation, use, handling, quality, reimbursement, sale, labeling, advertising, promotion, or postmarket requirements of any product produced by a Credit Party or any Subsidiary thereof (including, without limitation, any component of, or accessory to, the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) or FDCA), and similar state or foreign laws, controlled substances laws, and all laws, policies, procedures, requirements and regulations pursuant to which Required Permits are issued, in each case, as the same may be amended from time to time.

“Hedging Obligations” means all liabilities under any interest rate swaps, caps, floors, collars and other interest hedge or protection agreements, treasury locks, equity forward contracts, currency agreements or commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements and any other derivative instruments, in each case, whether the Borrower and its Subsidiaries are liable contingently or otherwise, as obligor, guarantor or otherwise.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of, or payment for, property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, including all Disqualified Stock, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations in respect of litigation settlement agreements or similar arrangements, (l) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (m) Contingent Obligations.

“Indemnified Liabilities” has the meaning given it in Section 14.8.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning given it in Section 13.2(b).

“Insolvency Proceeding” means any proceeding by or against any Person under the United States

Midcap / MannKind / Credit and Security Agreement

Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Intercompany IP Licenses” means that certain Sale and Purchase Agreement, dated as of June 1, 2009 between MannKind to Technospehere International C.V., the Intangible Development Costs and Risk Sharing Agreement, between MannKind to Technospehere International C.V. and all material agreements, documents and instruments relating to the foregoing, in each case without giving effect to any amendments or modifications thereto.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any Acquisition or (c) to make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“IP Security Agreement” means any security agreement executed by Borrower that grants (or is prepared as a notice filing or recording with respect to) a Lien or security interest in favor of Agent and/or Lenders on Intellectual Property, each as amended, restated, or otherwise modified from time to time.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor provisions.

“IRS” means the United States Internal Revenue Service.

“Joinder Requirements” has the meaning given it in Section 6.8.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

Midcap / MannKind / Credit and Security Agreement

“LC Cash Collateral Account” means each Deposit Account from time to time identified to Agent in writing established by Borrower for the sole purpose of securing Borrower’s obligations under clause (g) of the definition Permitted Contingent Obligations and containing only such cash or cash equivalents that have been required to be pledged to secure such obligations of Borrower; provided, that the aggregate amount of cash or Cash Equivalents deposited in such LC Cash Collateral Accounts does not, at any time, exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.

“Lenders” means each of the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

“Libor Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (a) the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first (1st) day of such Applicable Interest Period) in the amount of One Million Dollars ($1,000,000) are offered to major banks in the London interbank market on or about 11:00 a.m. (London time) on the Applicable Interest Rate Determination Date, for a period of thirty (30) days, which determination shall be conclusive in the absence of manifest error, by (b) one hundred percent (100%) minus the Reserve Percentage; provided, however, that Agent may, upon prior written notice to any Borrower and in consultation with Borrower, choose a reasonably comparable index or source to use as the basis for the Libor Rate Index; provided, further, that if (a) the administrator responsible for determining and publishing such rate per annum, determined by Agent in accordance with its customary procedures, has made a public announcement identifying a date certain on or after which such rate shall no longer be provided or published, as the case may be; or (b) timely, adequate and reasonable means do not exist for ascertaining such rate and the circumstances giving rise to the Agent’s inability to ascertain LIBOR are unlikely to be temporary as determined in Agent’s reasonable discretion, then Agent may, upon prior written notice to Borrower, choose, in consultation with Borrower, a reasonably comparable index or source together with corresponding adjustments to “Applicable Margin” or scale factor or floor to such index that Agent, in its reasonable discretion, has determined is necessary to preserve the current all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees, but without regard to future fluctuations of such alternative index, it being acknowledged and agreed that neither Agent nor any Lender shall have any liability whatsoever from such future fluctuations) to use as the basis for the LIBOR Rate Index. The Libor Rate Index may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable Law occurring subsequent to the commencement of the then Applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon the Libor Rate Index; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the

Midcap / MannKind / Credit and Security Agreement

notice from the affected Lender, Borrower may, by notice to such affected Lender require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such Libor Rate Index and the method for determining the amount of such adjustment.

“Lien” means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Mann Group Note Documents” means (a) that certain Promissory Note, dated as of the date hereof, by MannKind in favor of ~~The~~ Mann Group, LLC in an original aggregate principal amount equal to $35,050,750, (b) that certain Convertible Promissory Note, dated as of the date hereof, by MannKind in favor of ~~The~~ Mann Group, LLC in an original aggregate principal amount equal to $35,000,000 (the “Mann Group Convertible Note”), and (c) all agreements and instruments entered into in connection therewith, as the same may be amended, modified, supplemented, replaced or refinanced from time to time on or prior to the Closing Date or thereafter in accordance with the terms hereof and thereof and the Mann Group Note Subordination Agreement.

“Mann Group Note Obligations” means the obligations, liabilities and Indebtedness owing by Borrower under the Mann Group Note Documents. ~~As of the Closing~~Immediately following the Seventh Amendment Effective Date, the aggregate outstanding principal amount of the Mann Group Note Obligations is equal to $~~70,050,750~~18,425,000, all of which is outstanding under the Mann Group Convertible Note.

“Mann Group Note Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof by and between Agent and ~~The~~ Mann Group, LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Change” means (a) a material impairment in the perfection or priority of Agent’s Lien (or any Lender’s Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material adverse change in the business, operations, or financial condition of the Credit Parties taken as a whole; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Agreement” means (a) the agreements listed in the Disclosure Schedule to the Disclosure Letter, (b) the United Therapeutics License, (c) each other agreement or contract that is filed with the SEC as a material agreement, including pursuant to Item 601(b)(10) of Regulation S-K, and (d) each agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

“Material Indebtedness” has the meaning given it in Section 10.1(e).

“Material Intangible Assets” means (a) all of Borrower’s and its Subsidiaries Intellectual Property and (b) each license or sublicense agreements or other agreements with respect to rights in Intellectual Property, that, in the case of each of clauses (a) and (b), is material to the condition (financial or other), business or operations of Borrower and its Subsidiaries.

Midcap / MannKind / Credit and Security Agreement

“Maturity Date” means August 1, ~~2024~~2025.

“Maximum Lawful Rate” has the meaning given it in Section 2.6(g).

“MidCap” has the meaning given it in the preamble of this Agreement.

“Milestone Obligations” has the meaning given it in clause (h) of the definition of Permitted Contingent Obligations.

“Mortgage” means that certain Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing, entered into following the Closing Date in accordance with the terms of this Agreement, in favor of Agent with respect to the Owned Real Property, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) or ERISA, to which any Credit Party or any ERISA Affiliate has at any time (whether presently or in the past) sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability, contingent or otherwise.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes Agent or the Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party’s covenants and obligations under the Financing Documents. “Obligations” does not include obligations under any warrants issued to Agent or a Lender.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Oncology Licenses” means (a) that certain License and Joint Development Agreement, dated as of November 12, 2012, between MannKind and Colby Pharmaceutical Company, a Delaware corporation, and (b) that certain License and Collaboration Agreement, dated as of April 27, 2012, between MannKind and Tolero Pharmaceuticals, Inc., a Delaware corporation.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

Midcap / MannKind / Credit and Security Agreement

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices or then current business practices set forth in the most recent operating plan of Borrower to the extent approved by Agent, or reasonably related thereto, which shall in any event be at arms-length.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Obligation hereunder).

“Other Tax Certification” means such certification or evidence, in each case in form and substance reasonably satisfactory to Agent and Borrower, that any Lender or prospective Lender is exempt from, or eligible for a reduction in, U.S. federal withholding tax or backup withholding tax, including evidence supporting the basis for such exemption or reduction.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6(h)(xi)).

“Owned Real Property” means the real property owned by Borrower located in Danbury, Connecticut, as more fully described on Exhibit D.

“Participant Register” has the meaning given it in Section 13.1(c).

“Payment Date” means the first (1st) calendar day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor entity thereto.

“Pension Plan” means any employee benefit pension plan that is subject to the minimum funding standards under Section 412 of the IRC or is covered by Title IV of ERISA (including a Multiemployer Plan) that any Credit Party or any ERISA Affiliate has, at any time (whether presently or in the past) sponsored, maintained, contributed to, or had an obligation to make contributions to or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permitted Acquisition” means any Acquisition by a Credit Party, in each case, to the extent that each of the following conditions shall have been satisfied:

(a)     the Credit Parties shall have delivered to Agent and each Lender at least ten (10) Business Days prior written notice (or such shorter period as Agent may determine in its sole discretion)

Midcap / MannKind / Credit and Security Agreement

before the execution of any documents (other than a non-binding summary of terms, letter of intent or similar agreement) related to such proposed acquisition, including a reasonably detailed description of the terms and conditions of such acquisition (which may be included in the notice provided);

(b)    as soon as available, but at least ten (10) Business Days before the consummation of such Acquisition (or such shorter time as Agent may agree), Credit Parties shall have provided to Agent such information and documents that Agent may reasonably request, including, without limitation, (i) legal due diligence materials then in existence, (ii) applicable financial information, and sources of the funding, related to such Acquisition, and (iii) the respective agreements, documents and instruments pursuant to which such Acquisition is to be consummated, all schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith;

(c)     Credit Parties shall and shall cause their Subsidiaries (including any new Subsidiary as required by Section 6.8) to execute and deliver the agreements, instruments and other documents required by the terms of this Agreement, including, without limitation, Section 6.8 or and Section 6.12, and as otherwise necessary or desirable to ensure that Agent receives a first priority perfected Lien in all entities and assets acquired in connection with the proposed Acquisition to the extent required by this Agreement;

(d)    with respect to any Acquisition involving an in-license to a Credit Party, all such in-licenses or agreements related thereto shall constitute “Collateral” and Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents;

(e)     there is no Indebtedness or Liens incurred, created or assumed in connection with such acquisition other than Permitted Indebtedness and Permitted Liens;

(f)     such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Person being acquired, in each case as required by such Person’s organizational documents;

(g)     no Default or Event of Default shall have occurred, be continuing or would exist immediately after giving effect to such Acquisition;

(h)     all transactions in connection with such Acquisition shall be consummated in accordance with applicable Law;

(i)    the Acquisition would not result in a Change in Control and each Borrower remains a surviving legal entity after such Acquisition;

(j)    the target so acquired or the assets of the target so acquired, as the case may be, shall be in or reasonably related or ancillary to the business of Credit Parties;

(k)    the consideration payable by the Credit Parties and their Subsidiaries in connection with such Acquisition shall consist solely of (x) noncash common stock (other than Disqualified Stock) in MannKind and/or (y) cash and Cash Equivalents;

Midcap / MannKind / Credit and Security Agreement

(l)     unless Agent shall otherwise consent in writing (in its sole discretion), (x) if the Acquisition is an equity purchase or merger, the target and its Subsidiaries must have as their jurisdiction of formation a state within the United States or the District of Columbia, and (y) if the Acquisition is an asset purchase, not less than 90% of the fair market value of all of the assets so acquired shall be located within (or in the case of Registered Intellectual Property, registered in) the United States; and

(m)     prior to the consummation of each such Acquisition, Borrowers have provided a certificate (and such other evidence as Agent may reasonably require) demonstrating to Agent’s reasonable satisfaction that, following the consummation of such Acquisition and after giving pro forma effect to the payment of all cash and Cash Equivalents paid or payable as consideration in connection with such Acquisition (including all Indebtedness, liabilities and Contingent Obligations (in each case to the extent otherwise permitted hereunder) incurred or assumed and the maximum amount of any deferred consideration, earn-out, milestone or comparable payment obligation in connection therewith payable on or before the Maturity Date, regardless of whether or not reflected on a consolidated balance sheet of Borrower, Borrowers will have Borrower Unrestricted Cash in an amount equal to or greater than Ninety Million Dollars ($90,000,000).

“Permitted Additional Convertible Notes” means any unsecured notes issued by MannKind convertible at the option of the holders thereof into cash, shares of MannKind’s common stock or any combination thereof, at MannKind’s election; provided that (a) the stated final maturity thereof shall be no earlier than four and one-half (4.5) years after the issuance of such note, (b) such notes shall not be required to be repaid, prepaid, redeemed, repurchased, cash-converted or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof prior to the four and one-half (4.5) year anniversary of the issuance of such note (in each case, other than (i) the making of regularly scheduled cash interest payments (including additional interest) permitted by Section 7.9(b)(iv), (ii) payments of reasonable and customary fees and expenses incurred in connection therewith as and when such fees and expenses are due, (iii) the conversion of such notes into common stock of MannKind (and not, for the avoidance of doubt, any settlement, payment or conversion into cash), plus cash in lieu of any fractional share of common stock, and (iv) events of default and obligations to repurchase such notes upon a “change in control”, “fundamental change” or similar events, (c) the terms, conditions, fees, covenants, and settlement mechanics of such notes shall be such as are typical and customary for notes of such type (as determined by MannKind in good faith), (d) no Credit Party or Subsidiary (other than MannKind) shall be obligated under such notes, (e) the obligations of all Persons in respect of such notes and any related documents shall be fully unsecured, (f) the rate of interest payable in cash in respect of such notes shall not exceed five and one-half percent (5.50%) per annum, (g) immediately before and after giving pro forma effect to the incurrence of such notes and any concurrent use of proceeds thereof, no Event of Default shall have occurred and be continuing and (h) to the extent such notes include a cross-event of default (other than any cross-payment event of default or cross-acceleration event of default) provision contained therein that relates to indebtedness of any Borrower (such indebtedness, a “Cross-Default Reference Obligation”), contains a cure period of at least fifteen (15) calendar days before an event of default or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default provision.

“Permitted Additional Convertible Note Documents” means (i) the Permitted Additional Convertible Notes and (ii) all other indentures, agreements and instruments entered into in connection with the foregoing, as the same may be amended, modified, supplemented, replaced or refinanced from time to time in accordance with the terms of this Agreement.

Midcap / MannKind / Credit and Security Agreement

“Permitted Additional Convertible Note Obligations” means the unsecured obligations, liabilities and Indebtedness owing by Borrower under the Permitted Additional Convertible Note Documents.

“Permitted Contest” has the meaning given it in Section 6.4.

“Permitted Contingent Obligations” means:

(a)    Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

(b)    Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding;

(c)    Contingent Obligations arising under indemnity agreements with title insurers;

(d)    Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7;

(e)    Contingent Obligations arising under the Financing Documents;

(f)    so long as there exists no Event of Default both immediately before and immediately after giving effect to any such obligations, Hedging Obligations, provided, however, that such obligations are (or were) entered into by a Borrower or a Subsidiary thereof in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation;

(g)    Contingent Obligations existing or arising in connection with any security deposit or letter of credit obtained for the sole purpose of securing a lease of real property, securing obligations of Borrower to Enterprise Rent-a-Car in connection with their fleet management services, or in connection with ancillary bank services, provided that the aggregate face amount of all such security deposits, letters of credit and ancillary bank services does not at any time exceed Five Hundred Thousand Dollars ($500,000);

(h)    unsecured milestone obligations in an aggregate amount not to exceed $75,000,000 to the extent payment of such milestone obligations is required under the terms and conditions of the Deerfield Milestone Agreement, as in effect on the Closing Date (“Milestone Obligations”);

(i)    Guaranties by a Credit Party of Permitted Indebtedness of another Credit Party incurred in the Ordinary Course of Business; provided, any such Guaranty shall be subordinated to the Obligations to the same extent and on the same terms and conditions as the Indebtedness guaranteed has been subordinated to the Obligations;

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(j)    unsecured Contingent Obligations consisting of the “Contingent Payments” under and as defined in the Qrum Acquisition Agreement, to the extent the payment of such Contingent Payments is required under the terms and conditions of the Qrum Acquisition Agreement, as in effect on the Fourth Amendment Effective Date; provided that Borrower shall not prepay any such Contingent Obligations or make or permit any payment (or set aside any funds for payment) on or in respect such Contingent Payments if an Event of Default shall have occurred and be continuing prior to or immediately after giving effect to such payment; ~~and~~

(k)     unsecured earn-out obligations and other similar unsecured milestone or contingent obligations incurred in connection with a Permitted Acquisition; provided that no payment with respect to such obligations shall be made unless (i) no Event of Default has occurred and is continuing or would result from the making of such payments, and (ii) Borrowers have provided evidence to Agent’s reasonable satisfaction that, immediately following the making of such payment Borrower Unrestricted Cash will be at least Ninety Million Dollars ($90,000,000); and

(l)     ~~(k)~~ other Contingent Obligations not permitted by clauses (a) through (j) above, not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding.

“Permitted Distributions” means:

(a)    dividends payable solely in common stock;

(b)    repurchases of stock of former or current employees, directors, officers or consultants pursuant to stock purchase agreements, employee stock purchase plans, employee restricted stock agreements or similar plans in an aggregate amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) each fiscal year;

(c)    payment of dividends or the making of distributions by any Subsidiary to Borrower;

(d)    conversions of convertible securities (including warrants and options) into other equity securities (other than Disqualified Stock) pursuant to the terms of such convertible securities or otherwise in exchange thereof;

(e)    issuance of other non-cash equity compensation (and acceleration of vesting thereof), including retention bonuses, to its officers, directors and other employees to the extent not constituting Disqualified Stock;

(f)    income taxes paid by ~~Mannkind~~MannKind , in the Ordinary Course of Business, on behalf of employee equity award recipients in respect of restricted stock units issued by MannKind to such employees prior to the Closing Date;

(g)    income taxes paid by MannKind, in the Ordinary Course of Business, on behalf of employee equity award recipients in respect of restricted stock units issued by MannKind to such employees after the Closing Date, but only to the extent that (i) such restricted stock units were issued to the applicable employees in lieu of cash bonuses that would otherwise have been payable by MannKind to such employee, and (ii) the value at issuance of such restricted stock units is equivalent to the amount of the cash bonus that would have otherwise been payable to the applicable employees;

Midcap / MannKind / Credit and Security Agreement

(h)    repurchases of stock of former or current employees, directors, officers or consultants pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees, directors, officers or consultants;

(i)    de minimis cash payable in lieu of issuing fractional shares made in connection with a conversion otherwise permitted thereunder; and

(j)    repurchases of stock deemed to occur upon exercise of stock options or warrants if such stock represents a portion of the exercise price of such options or warrants and repurchases of stock deemed to occur upon the withholding of a portion of the stock granted or awarded; provided that no cash or Cash Equivalents shall be paid by any Credit Party in connection with such repurchase expect to the extent otherwise constituting a Permitted Distribution.

“Permitted Indebtedness” means:

(a)	Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents;

(b)	Indebtedness existing on the Closing Date and described on the Disclosure Schedule to the Disclosure Letter;

(c)

Indebtedness secured by Liens permitted pursuant to clause (b) of the definition of “Permitted Liens” so long as before and immediately after giving effect to the incurrence of such Indebtedness, no Event of Default has occurred and is continuing;

(d)	Subordinated Debt so long as it is subject to a Subordination Agreement;

(e)	the Closing Date Convertible Note Obligations, which, for the avoidance of doubt, shall at all times be unsecured and subordinated to the Obligations pursuant to the terms thereof;

(f)	unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;

(g)	Permitted Contingent Obligations;

(h)

extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set forth in (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder;

(i)

Indebtedness in respect of netting services, overdraft protections, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees, and otherwise in connection with the deposit accounts or cash management services, in each case so long as such Indebtedness is incurred in the Ordinary Course of Business and is unsecured;

(j)

Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits (other than ERISA) pursuant to reimbursement or indemnification obligations to such Person, in each case in the Ordinary Course of Business;

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(k)	Indebtedness to finance insurance premiums financed through the applicable insurance company or other finance companies not to exceed One Million Dollars ($1,000,000) at any time outstanding;

(l)	Unsecured Indebtedness consisting of customary take-or-pay obligations contained in supply agreements entered into in the Ordinary Course of Business; and

(m)

Indebtedness consisting of unsecured intercompany loans and advances incurred by (i) any Borrower owing to any other Borrower, (ii) any Guarantor owing to any other Guarantor, (iii) any Subsidiary that is not a Credit Party owing to any other Subsidiary that is not a Credit Party, or (iv) any Restricted Foreign Subsidiary owing to any Credit Party solely to the extent constituting a Permitted Investment by such Credit Party pursuant to clause (i) of the definition thereof; provided, however, that (x) upon the request of Agent at any time, any such Indebtedness owed to a Borrower or Guarantor shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of itself and the Lenders, as security for the Obligations and (y) any such Indebtedness owed by a Credit Party shall be subordinated to the payment in full of the Obligations pursuant to documentation in form and substance reasonably satisfactory to Agent;

(n)

unsecured Indebtedness or Indebtedness secured solely by cash collateral in a Credit Card Cash Collateral Account, in an aggregate amount not to exceed One Million Dollars ($1,000,000) at any time outstanding, in respect of all corporate credit cards issued to or on behalf of Borrowers or their Subsidiaries;

(o)

The deferred purchase price of assets or services (other than trade payables, obligations in respect of benefit plans and employment and severance arrangements, other than deferred compensation obligations to employees and directors arising in the ordinary course of business and not related to any financing) which in accordance with GAAP would be shown as a liability (or on the liability side of a balance sheet) incurred in the Ordinary Course of Business;

(p)	Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;

(q)	Indebtedness in respect custom duties relating to the importation or exportation of goods incurred in the Ordinary Course of Business;

(r)	the Accrued Interest Consideration;

(s)	Other unsecured Indebtedness not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate principal amount at any time;

(t)

the unsecured intercompany loan by Qrum to Qrum Australia existing as of the Fourth Amendment Effective Date in an amount not to exceed at any time $495,000 pursuant to the Qrum Intercompany Loan Agreement; and

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(u)	the Permitted Additional Convertible Note Obligations.

“Permitted Investments” means:

(a)	Investments existing on the Closing Date and described on the Disclosure Schedule;

(b)	the holding of Cash Equivalents to the extent constituting an Investment;

(c)

any Investments in liquid assets permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent (provided that, under no circumstances shall Borrower be permitted to invest in or hold Margin Stock);

(d)	Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party;

(e)	Investments consisting of deposit accounts or securities accounts in which Agent has a first priority perfected security interest except as otherwise provided by Section 6.6;

(f)

Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors in an aggregate amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) outstanding at any time;

(g)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;

(h)	Investments consisting of note receivables of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business;

(i)

Investments of cash and cash equivalents by (i) a Credit Party in any other Credit Party and (ii) the Credit Parties in the Restricted Foreign Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate with respect to all Restricted Foreign Subsidiaries in any fiscal year, and (iii) a Subsidiary in a Credit Party;

(j)	so long as no Event of Default exists or results therefrom, the granting of Permitted Licenses;

(k)

so long as no Event of Default exists or results therefrom, Investments of cash and Cash Equivalents in Myabetic LLC after the Closing Date in an aggregate amount not to exceed Two Hundred Thousand Dollars ($200,000);

(l)

Investments consisting of the payment by Borrowers of cash consideration in an aggregate amount not to exceed $3,500,000 and the issuance by MannKind of its common stock in connection with the consummation of the Qrum Acquisition on the Fourth Amendment Effective Date, in each case, pursuant to and in accordance with the Qrum Acquisition Agreement, as in effect on the Fourth Amendment Effective Date;

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(m)

the unsecured intercompany loan by Qrum to Qrum Australia existing as of the Fourth Amendment Effective Date in an amount not to exceed at any time $495,000 pursuant to the Qrum Intercompany Loan Agreement; provided that no additional Investments pursuant to the Qrum Intercompany Loan Agreement are made on or after the Fourth Amendment Effective Date and no amendments are made to the Qrum Intercompany Loan Agreement without the prior written consent of Agent; ~~and~~

(n)	Permitted Acquisitions; and

(o)

~~(n)~~ so long as no Event of Default exists at the time of such Investment or after giving effect to such Investment, other Investments of cash and Cash Equivalents in an amount not exceeding One Million Dollars ($1,000,000) in the aggregate during the term of this Agreement.

(p)

so long as (i) no Event of Default exists at the time of such Investment or after giving effect to such Investment and (ii) immediately after giving effect to such Investment Borrower Unrestricted Cash is greater than or equal to $90,000,000, other Investments of cash and Cash Equivalents in an amount not exceeding Nine Million Dollars ($9,000,000) in the aggregate during the term of this Agreement.

“Permitted License” means (a) any non-exclusive license of Intellectual Property rights of Borrower or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the Ordinary Course of Business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration, (b) any exclusive license or granting of Intellectual Property rights of Borrower or its Subsidiaries so long as such Permitted License (i) has been granted to third parties in the Ordinary Course of Business, (ii) does not result in a legal transfer of title to the licensed property, (iii) has been granted in exchange for fair consideration as determined by Borrower in its reasonable business judgement, (iv) is exclusive solely as to (A) discrete geographical areas outside of North America or (B) except in all cases with respect to Afrezza (as to which no exclusive licenses shall be permitted pursuant to this clause (B)), discrete Products, indications, or classes of compounds in respect of any platform (and not, for the avoidance of doubt, multiple Products, indications, or classes of compounds in any one or series of related transactions), and (v) no Event of Default is existing at the time such license is granted or would result from the granting thereof; and (c) the licenses granted by Borrower pursuant to the United Therapeutics License, the Receptor License, and the Oncology Licenses by Borrower prior to the Closing Date and without giving effect to any amendments thereto after the Closing Date.

“Permitted Liens” means:

(a)	Liens existing on the Closing Date and shown on the Disclosure Schedule to the Disclosure Letter or arising under this Agreement and the other Financing Documents;

(b)

so long as before and immediately after giving effect to the incurrence of such Liens, no Event of Default has occurred and is continuing, purchase money Liens or capital leases securing no more than five hundred thousand dollars ($500,000.00) in the aggregate amount outstanding (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

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(c)

Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or are the subject of a Permitted Contest for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists;

(d)

carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens on Collateral arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest, or which are bonded, discharged, or otherwise contested in compliance with the terms of the Mortgage with respect to like Liens on the Owned Real Property;

(e)

leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest;

(f)

banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder;

(g)

Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);

(h)	Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(i)	easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change;

(j)	purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases or consignments of personal property entered into the Ordinary Course of Business;

(k)

Liens that are rights of set-off, bankers’ liens or similar non-consensual Liens relating to deposit or securities accounts in favor of banks, other depositary institutions and securities intermediaries arising in the Ordinary Course of Business;

(l)	Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(m)	Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens

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described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase;

(n)	to the extent constituting a Lien, the granting of a Permitted License;

(o)

Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted in clause (k) of the definition of Permitted Indebtedness;

(p)	customary indemnification obligations relating to any disposition expressly permitted pursuant to the terms of this Agreement;

(q)	good faith deposits in connection with any Acquisition constituting a Permitted Investment;

(r)	deposits as security for taxes subject to a Permitted Contest or import or customs duties being contested in good faith;

(s)

Liens consisting of (y) any agreement, grant or option to sell, transfer or dispose of any asset to the extent such sale, transfer or disposition is permitted pursuant to the Financing Documents or (z) cash advances in favor of the seller of any property to be acquired (to the extent such acquisition is not prohibited pursuant to the terms of the Financing Documents);

(t)

(i) Liens solely in respect of the LC Cash Collateral Accounts and amounts deposited therein to the extent securing obligations permitted pursuant to clause (g) of the definition of Permitted Contingent Obligations and (ii) Liens solely in respect of the Credit Card Cash Collateral Accounts and the amounts deposited therein to the extent securing obligations permitted pursuant to clause (n) of the definition of Permitted Indebtedness; and

(u)

all Schedule B, Part II Exceptions set forth in that certain Loan Policy of Title Insurance issued by First American Title Insurance Company with respect to the Owned Real Property dated as of the Closing Date.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, executed by Borrower in favor of Agent, for the benefit of Lenders, covering all the equity interests respectively owned by the Credit Parties, as amended, restated, or otherwise modified from time to time.

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

Midcap / MannKind / Credit and Security Agreement

“Products” means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on the Products Schedule to the Disclosure Letter (as updated from time to time in accordance with Section 6.16); provided that, for the avoidance of doubt, any new Product not disclosed on the Products Schedule to the Disclosure Letter shall still constitute a “Product” as herein defined.

“Protective Advances” means all documented audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and the Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred or advanced by Agent or the Lenders in connection with the Financing Documents.

“Qrum” means QrumPharma, Inc., a Delaware corporation.

“Qrum Acquisition” has the meaning set forth in the Fourth Amendment.

“Qrum Acquisition Agreement” has the meaning set forth in the Fourth Amendment.

“Qrum Australia” means Qrumpharma Pty Ltd., an Australian company.

“Qrum Intercompany Loan Agreement” means that certain Loan Agreement, dated as of February 5, 2020 (as amended by that certain Addendum to Loan Agreement dated October 1, 2020), by and among Qrum Australia, as borrower, and Qrum, as lender, and without giving effect to any further amendments, supplements or other modifications thereto.

“Receptor License” means that certain Collaboration and License Agreement dated as of January 20, 2016, among MannKind, certain Restricted Foreign Subsidiaries and Receptor Life Sciences, Inc., as amended, restated, supplemented or otherwise modified prior to the Closing Date or thereafter in accordance with the terms of this Agreement

“Recipient” means Agent and any Lender, as applicable.

“Register” has the meaning given it in Section 13.1(c).

“Registered Intellectual Property” means any registered patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Regulatory Reporting Event” has the meaning given it in Section 6.16(a).

“Regulatory Required Permit” means any and all licenses, approvals and permits issued by the

Midcap / MannKind / Credit and Security Agreement

FDA, DEA or any other applicable Governmental Authority, including without limitation Drug Applications, necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) and its Subsidiaries as such activities are being conducted by such Borrower and its Subsidiaries with respect to such Product at such time and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than sixty percent (60%) of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than sixty percent (60%) of the aggregate outstanding principal amount of the Credit Extensions.

“Required Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party issued or required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, “Required Permits” includes any Regulatory Required Permit.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” means any of the President and Chief Executive Officer or Chief Financial Officer of Borrower.

“Restricted Foreign Subsidiary” means (a) Technosphere International C.V., (b) MannKind Netherlands B.V., (c) MannKind Deutschland GmbH and (d) Qrum Australia.

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance satisfactory to Agent, executed by such Person’s secretary (or other appropriate officer acceptable to Agent in its sole but reasonable discretion) on behalf of such Person certifying (a) that such Person has the authority to execute, deliver, and perform its obligations under each of the Financing Documents to which it is a party, (b) that attached to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Financing Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Financing Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), (d) that attached to such certificate are true, correct, and complete copies of the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date and (e) that a true, correct, and complete copy of each of the Borrower’s Registration Rights Agreement/Investors’ Rights Agreement, voting agreements or other agreements among shareholders and any amendments to the foregoing has been delivered to Agent.

Midcap / MannKind / Credit and Security Agreement

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Security Documents” means, collectively, the Mortgage, the Pledge Agreement, each IP Security Agreement, each Control Agreement, and each other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one (1) or more Credit Parties or any other Person provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

         “Seventh Amendment” means that certain Amendment No. 7 to Credit and Security Agreement, dated as of April 22, 2021, among Borrowers, Agent and Lenders.

         “Seventh Amendment Effective Date” means April 22, 2021.

“Stated Rate” has the meaning given it in Section 2.6(g).

“Subordinated Debt” means (i) the Mann Group Note Obligations, (ii) the Bruce Note Obligations, and (iii) other indebtedness incurred by Borrower, which in each case, shall be (a) in an amount satisfactory to Agent, (b) made pursuant to documents in form and substance satisfactory to Agent, and (c) subordinated to all of Borrower’s now or hereafter indebtedness to Agent and the Lenders pursuant to a Subordination Agreement.

“Subordinated Debt Documents” means the Mann Group Note Documents, the Bruce Notes and each other document or agreement evidencing Subordinated Debt.

“Subordinated Debt Common Stock Payment” means any payment made in common stock of MannKind in respect of (a) the Mann Group Note Obligations pursuant to Section 7.9(a), (b) the Closing Date Convertible Note Obligations pursuant to Section 7.9(b)(i), or (c) the Bruce Note Obligations pursuant to Section 7.9(c); provided that, for the avoidance of doubt, Subordinated Debt Common Stock Payments shall not include any conversion of the Mann Group Convertible Notes or the Closing Date Convertible Note into common stock in accordance with their terms.

“Subordination Agreement” means (i) the Mann Group Note Subordination Agreement, (ii) the Bruce Note Subordination Agreement, and (iii) each other subordination, intercreditor, or other similar agreement in form and substance, and on terms, approved by Agent in writing.

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technosphere” means Technosphere International C.V., a Dutch limited partnership.

“Testing Date” means each date identified as a “Testing Date” on the Minimum Afrezza Net Revenue Schedule.

“Third Amendment” means that certain Amendment No. 3 to Credit and Security Agreement, dated as of November 30, 2020, by and among the Borrower, the Lenders, and Agent.

“Third Amendment Effective Date” means November 30, 2020.

“Transfer” has the meaning given it in Section 7.1.

“United Therapeutics” means United Therapeutics Corporation, a Delaware Corporation.

“United Therapeutics License” means that certain License and Collaboration Agreement, dated as of September 3, 2018, between MannKind and United Therapeutics, as amended, restated, supplemented or otherwise modified prior to the Closing Date or thereafter in accordance with the terms of this Agreement.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.

“Withholding Agent” means Borrower and Agent.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Midcap / MannKind / Credit and Security Agreement

IN WITNESS WHEREOF, intending that this instrument constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

MANNKIND CORPORATION

By:
Name:
Title:

MANNKIND LLC

By:
Name:
Title:

Midcap / MannKind / Credit and Security Agreement

AGENT:

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name:	Maurice Amsellem
Title:	Authorized Signatory

Midcap / MannKind / Credit and Security Agreement

LENDERS:

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:
Name:	Maurice Amsellem
Title:	Authorized Signatory

LENDERS:

APOLLO INVESTMENT CORPORATION

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

By:
Name:
Title:

Midcap / MannKind / Credit and Security Agreement

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Form of Compliance Certificate
Exhibit C	Credit Extension Form
Exhibit D	Owned Real Property

SCHEDULES

Credit Facility Schedule

Amortization Schedule (for each Credit Facility)

Post-Closing Obligations Schedule

Closing Deliveries Schedule

Minimum Afrezza Net Revenue Schedule

Midcap / MannKind / Credit and Security Agreement

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of the Credit Parties (other than Excluded Property), including, without limitation, all of each Credit Party’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(a)    all Goods, Accounts (including health-care insurance receivables), Equipment, Inventory, Contracts together with all Contract Rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, Commercial Tort Claims (including each such claim listed on the Disclosure Schedule to the Disclosure Letter), Documents, Instruments (including any promissory notes), Chattel Paper (whether tangible or electronic), Vehicles and title documents with respect to Vehicles, cash, Deposit Accounts, Securities Accounts, Commodity Accounts and other Collateral Accounts, all certificates of deposit, Fixtures, Letters of Credit Rights (whether or not the letter of credit is evidenced by a writing), Securities, and all other Investment Property, Supporting Obligations, and Financial Assets, whether now owned or hereafter acquired, wherever located; and

(b)    all of each Credit Party’s Books relating to the foregoing and all rights of access to such Credit Party’s Books, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Midcap / MannKind / Credit and Security Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	MidCap Financial Trust, as Agent
FROM:
DATE:	, 20

The undersigned authorized officer of MannKind Corporation, a Delaware corporation (“Borrower”) certifies that under the terms and conditions of the Credit and Security Agreement between Borrower, Agent and the Lenders (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”):

(1)     Borrower is in complete compliance with all required covenants for the month ending             , 20    , except as noted below;

(2)     there are no Events of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

(3)     all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4)     Each of Borrower and the other Credit Parties has timely filed all required tax returns and reports, and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed except as otherwise permitted pursuant to the terms of the Agreement;

(5)     no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent; and

(6)    attached hereto is an updated [Disclosure Schedule][Required Permits Schedule][Products Schedule][Intangible Assets Schedule][INSERT AS APPROPRIATE] as required to be updated pursuant to the terms of the Credit and Security Agreement.

(7)    the aggregate amount of cash and Cash Equivalents held by the Borrowers as of the date hereof is $        .

(8)    The aggregate amount of Borrower Unrestricted Cash as of the date hereof is $        .

(9)    the aggregate amount of cash and Cash Equivalents held by the Restricted Foreign Subsidiaries as of the date hereof $         (or the equivalent thereof in foreign currency).

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an

Midcap / MannKind / Credit and Security Agreement

accompanying letter or footnotes. The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements	Monthly within 45 days	Yes/No

Audited Financial Statements	Annually within 90 days after FYE	Yes/No

Board Approved Projections	Annually within 60 days after FYE	Yes/No

Compliance Certificate	Monthly within 45 days	Yes/No

Minimum Afrezza Net Revenue (per Section 9.1) equals or Borrower Unrestricted Cash has remained equal to or greater than $90,000,000 at all times during the applicable month	Monthly within 45 days	Yes/No

~~[Borrower Unrestricted Cash as of the date of this Compliance Certificate is equal to or greater than $40,000,000.]1~~	~~Monthly within 45 days~~	~~Yes/No]~~

~~Compliance~~If required, compliance at all times during the applicable month with minimum Borrower Unrestricted Cash covenant in Section 9.2	Monthly within 45 days	Yes/No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

MANNKIND CORPORATION	AGENT USE ONLY

Received by:

~~[1]~~ 	~~To be included only for Subject Testing Dates where borrower has failed to satisfy the minimum Net Revenue Covenant~~

Midcap / MannKind / Credit and Security Agreement

By:	AUTHORIZED SIGNER
Name:	Date:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Midcap / MannKind / Credit and Security Agreement

EXHIBIT C

CREDIT EXTENSION FORM

DEADLINE IS NOON NEW YORK TIME

Date:             , 20

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #                                                                                        To Account

#

(Loan Account #)                                                                                           (Deposit Account #)

Amount of Advance $

Requested Date of Advance (subject to requirements of Credit and Security Agreement):

All of Borrower’s representations and warranties in the Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:

                                                                                      Amount of Wire: $

Beneficiary Lender:

                                                                                     Account Number:

City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Lender:	Transit (ABA) #:

For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

Midcap / MannKind / Credit and Security Agreement

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type:        Term, Tranche 1

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
Midcap Financial Trust	$26,133,333.33
Apollo Investment Corporation	$13,866,666.67
Total:	Forty Million Dollars ($40,000,000)

The following defined terms apply to this Credit Facility:

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Credit Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means ~~two~~one percent (~~2.00~~1.00%) per annum for the Applicable Libor Rate.

Applicable Margin: a rate of interest equal to six and ~~three quarters~~one quarter percent (~~6.75~~6.25%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including ~~June 30, 2021, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater), (b) for an Accrual Date on or after July 1, 2021 through and including June 30, 2022, four percent (4.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (c) for an Accrual Date on or after July 1, 2022 through and including June 30, 2023~~the date one year after the Seventh Amendment Effective Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater)~~; and~~, (~~d~~b) for an Accrual Date after ~~June 30, 2023~~the first anniversary of the Seventh Amendment Effective Date through and including the date ~~immediately preceding the Maturity~~two years after the Seventh Amendment Effective Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater)~~.~~; and (c) for an Accrual Date after the second anniversary of the Seventh Amendment Effective Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Commitment Commencement Date: Closing Date.

Midcap / MannKind / Credit and Security Agreement

Commitment Termination Date:        the close of the Business Day following the Closing Date.

Minimum Credit Extension Amount: $40,000,000.00

Midcap / MannKind / Credit and Security Agreement

Credit Facility #2:

Credit Facility and Type:    Term, Tranche 2

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
Midcap Financial Trust	$6,533,333.33
Apollo Investment Corporation	$3,466,666.67
Total:	Ten Million Dollars ($10,000,000)

The following defined terms apply to this Credit Facility:

Applicable Funding Conditions: N/A

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Credit Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means ~~two~~one percent (~~2.00~~1.00%) per annum for the Applicable Libor Rate.

Applicable Margin: a rate of interest equal to six and ~~three quarters~~one quarter percent (~~6.75~~6.25%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including ~~June 30, 2022, four percent (4.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after July 1, 2022 through and including June 30, 2023~~the date one year after the Seventh Amendment Effective Date, three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater)~~; and~~, (~~c~~b) for an Accrual Date after ~~June 30, 2023~~the first anniversary of the Seventh Amendment Effective Date through and including the date ~~immediately preceding the Maturity~~two years after the Seventh Amendment Effective Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater)~~.~~; and (c) for an Accrual Date after the second anniversary of the Seventh Amendment Effective Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Commitment Commencement Date: The Third Amendment Effective Date.

Commitment Termination Date: December 4, 2020.

Minimum Credit Extension Amount: $10,000,000.00

Midcap / MannKind / Credit and Security Agreement

Credit Facility #3:

Credit Facility and Type:    Term, Tranche 3

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
Midcap Financial Trust	$~~16,333,333.34~~30,000,000
Apollo Investment Corporation	$~~8,666,666.66~~30,000,000
Total:	~~Twenty Five~~Sixty Million Dollars ($~~25,000,000~~60,000,000)

The following defined terms apply to this Credit Facility:

Applicable Funding Conditions: means the following:

(a)     ~~(k)~~ Agent has received evidence satisfactory to it (in its discretion) that the ~~Food and Drug Administration of the United States of America~~U.S. FDA has approved United Therapeutics’ ~~NDA~~new drug application in respect of ~~Treprostinil Technosphere~~Tyvaso DPI for the treatment of Pulmonary Arterial Hypertension; ~~and~~

(b)     ~~(l)~~ Immediately prior to and after giving effect to the funding of the Credit Extension under this Credit Facility #3, Borrower is not in breach or violation (nor has United Therapeutics asserted any such breach or violation by Borrower) of the United Therapeutics License Agreement and United Therapeutics shall not have delivered any termination notice pursuant to Section 12.3 of the United Therapeutics License~~.~~;

(c)     Agent has received an amendment to the Mortgage (“Mortgage Amendment”) reflecting the increased commitment amount in a manner satisfactory to Agent duly executed and delivered by the applicable Borrower, together with the funds necessary to record the Mortgage Amendment in the applicable office, and the Mortgage Amendment shall have been recorded in the applicable office in a manner satisfactory to Agent;

(d)     Agent shall have received an endorsement to Agent’s Loan Policy of Title Insurance issued by First American Title Insurance Company with respect to the Owned Real Property changing the date of the policy to the date of recordation of the Mortgage Amendment;

(e)    Agent has received a legal opinion from Borrower’s Connecticut counsel relating to the Mortgage Amendment in form and substance satisfactory to Agent; and

Midcap / MannKind / Credit and Security Agreement

(f)     Agent shall have received such other documents relating to the Owned Real Property as Agent shall reasonably request.

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Credit Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means ~~two~~one percent (~~2.00~~1.00%) per annum for the Applicable Libor Rate.

Applicable Margin: a rate of interest equal to six and ~~three quarters~~one quarter percent (~~6.75~~6.25%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including ~~June 30, 2022, four percent (4.0%) multiplied by the amount of the outstanding principal~~the date one year after the date of the initial funding of the Credit Extension ~~prepaid or required to be prepaid (whichever is greater); (b) for an Accrual Date on or after July 1, 2022 through and including June 30, 2023~~under Credit Facility #3 (“Tranche 3 Funding Date”), three percent (3.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater); ~~and~~ (~~c~~b) for an Accrual Date after ~~June 30, 2023~~the first anniversary of the Tranche 3 Funding Date through and including the date ~~immediately preceding the Maturity~~two years after the Tranche 3 Funding Date, two percent (2.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater)~~.~~; and (c) for an Accrual Date after the second anniversary of the Tranche 3 Funding Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the outstanding principal of the Credit Extension prepaid or required to be prepaid (whichever is greater).

Commitment Commencement Date: The later to occur of (a) the satisfaction of the Applicable Funding Conditions for this Credit Facility and (b) ~~September  30~~December 31, 2021.

Commitment Termination Date: the earliest to occur of (a) ~~March  31~~June 30, 2022, and (b) the delivery of a written notice by Agent to Borrower terminating the Applicable Commitments following an Event of Default that has not been waived or cured at the time such notice is delivered.

Minimum Credit Extension Amount: $~~25,000,000.00~~60,000,000.00

Midcap / MannKind / Credit and Security Agreement

AMORTIZATION SCHEDULE (FOR EACH CREDIT FACILITY)

Credit Facility #1

Commencing on ~~the first day of~~ September 1, ~~2022~~2023 (the “Amortization Start Date”) and continuing on the first day of each calendar month thereafter, an amount equal to the aggregate principal amount advanced under Credit Facility #1 divided by twenty-four (24).

Credit Facility #2:

Commencing on the first day of the Amortization Start Date and continuing on the first day of each calendar month thereafter, an amount equal to the aggregate principal amount advanced under Credit Facility #2 divided by twenty-four (24).

Credit Facility #3:

Commencing on the first day of the Amortization Start Date and continuing on the first day of each calendar month thereafter, an amount equal to the aggregate principal amount advanced under Credit Facility #23 divided by twenty-four (24).

Notwithstanding anything to the contrary contained in the foregoing, the entire remaining outstanding principal balance under all Credit Extensions shall mature and be due and payable upon the Maturity Date.

Midcap / MannKind / Credit and Security Agreement

POST CLOSING OBLIGATIONS SCHEDULE

Borrower shall satisfy and complete each of the following obligations, or provide Agent with each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.

By the date that is five (5) Business Days following the Closing Date (or such later date as Agent may agree in writing), Borrower shall provide Agent with evidence reasonably satisfactory to Agent that the Intercompany IP Licenses (and all rights and obligations thereunder) have been terminated in full and all rights to the Intellectual Property rights that were the subject of the Intercompany IP Licenses shall have reverted in full to MannKind without any payments or other obligations being made or incurred by any Credit Party to Technosphere or any other Person.

2.

Borrower shall, within three (3) Business Days after the Closing Date (or such later date as Agent may agree in writing), deliver the following with respect to the Owned Real Property: (a) a Mortgage, in form and substance acceptable to Agent, duly executed and delivered by the applicable Borrower, together with the funds necessary to record the Mortgage in the land records of City of Danbury Connecticut, (b) an Environmental Indemnity Agreement, in form and substance acceptable to Agent, duly executed and delivered by the applicable Borrower, (c) a pro-forma title policy, in form and substance reasonably satisfactory to Agent, with endorsements reasonably satisfactory to Agent, (d) a duly executed survey affidavit, in form and substance reasonably satisfactory to Agent, sufficient for the pro-forma title policy to contain customary survey coverage; (e) flood certificates, in form and substance acceptable to Agent, (f) a Phase 1 environmental report, in form and substance acceptable to Agent, and (g) a legal opinion from Borrower’s Connecticut counsel relating to the Mortgage in form and substance satisfactory to Agent. Not later than thirty (30) days after the Closing Date, Borrower shall deliver to Agent the final lender’s policy of title insurance in the form of the pro-forma title policy insuring that the Mortgage is a first priority lien on the Owned Real Property, with all premiums paid by Borrower.

3.

Borrower shall, within thirty (30) days after the Closing Date (or such later date as Agent may agree in writing), deliver to Agent a landlord’s consent, in form and substance reasonably satisfactory to Agent, executed in favor of Agent in respect of Borrower’s facilities at 30930 Russell Ranch Road, Suite 300, Westlake Village, CA 91362.

4.

Borrower shall, within thirty (30) days after the Closing Date (or such later date as Agent may agree in writing), provide Agent with endorsements to Borrowers’ property insurance policies naming Agent as lender loss payee and endorsements to Borrowers’ liability insurance policies naming Agent as additional insured in accordance Section 6.5.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

Midcap / MannKind / Credit and Security Agreement

CLOSING DELIVERIES SCHEDULE

1.	duly executed signatures to the Financing Documents to which Borrower is a party.

2.	duly executed signatures to the Control Agreements with Wells Fargo Bank, N.A. and U.S. Bank, N.A.;

3.

the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date;

4.

good standing certificates dated as of a date no earlier than thirty (30) days prior to the Closing Date to the effect that Borrower is qualified to transact business in all states in which the nature of Borrower’s business so requires;

5.	duly executed Borrowing Resolutions for Borrower;

6.

a duly executed payoff letter from Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. and evidence that the “Exchange” under the Exchange Agreement among Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and MannKind, dated as of August 6, 2019 has been consummated;

7.

evidence that (i) the Liens securing Indebtedness owed by Borrower to Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements, mortgages and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

8.

certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

9.	the Perfection Certificate executed by Borrower;

10.	a duly executed legal opinion of Borrower’s counsel dated as of the Closing Date;

11.

evidence satisfactory to Agent that the insurance policies required by Article 6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders;

12.	payment of the fees and expenses of Agent and the Lenders then accrued, including pursuant to the Fee Letters;

13.	a duly executed original Secretary’s Certificate dated as of the Closing Date which includes copies of the completed Borrowing Resolutions for Borrower;

14.	timely receipt by Agent of an executed disbursement letter;

15.

a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, which shall certify as to certain conditions to the funding of the Credit Extensions on the Closing Date;

16.	an executed copy of the Mann Group Note Subordination Agreement;

17.	executed copies of the Bruce Notes and an executed copy of the Bruce Note Subordination Agreement.

18.	executed copies of the Closing Date Convertible Notes and evidence that the “Closing” under the Closing Date Convertible Notes Exchange Agreement has occurred;

19.	executed copies of the Mann Group Note Documents and evidence that the “Closing” under the Exchange Agreement between Mann Group LLC and MannKind, dated as of August 6, 2019 has occurred;

20.

Lenders (or their designated affiliates) shall have received executed warrants to purchase shares of MannKind’s common stock in an amount equal to three percent (3.25%) of the aggregate Applicable Commitments of such lender in respect of Credit Facility #1, divided by the Exercise Price, which warrants shall be in form and substance reasonably satisfactory to Agent; and

Midcap / MannKind / Credit and Security Agreement

21.	all possessory collateral required to be delivered to Agent with corresponding endorsements pursuant to Section 4.2(b).

Midcap / MannKind / Credit and Security Agreement

MINIMUM AFREZZA NET REVENUE SCHEDULE

Testing Date	Minimum Afrezza Net Revenue Amount
July 31, 2019	$21,000,000
August 31, 2019	$21,500,000
September 30, 2019	$22,500,000
October 31, 2019	$24,000,000
November 30, 2019	$23,254,000
December 31, 2019	$23,254,000
January 31, 2020	$23,994,000
February 29, 2020	$24,734,000
March 31, 2020	$25,474,000
April 30, 2020	$26,290,000
May 31, 2020	$27,106,000
June 30, 2020	$27,922,000
July 31, 2020	$29,011,333
August 31, 2020	$30,100,667
September 30, 2020	$31,190,000
October 31, 2020	$27,000,000
November 30, 2020	$28,000,000
December 31, 2020	$28,000,000
January 31, 2021	$28,000,000
February 28, 2021	$28,000,000
March 31, 2021	$28,000,000
April 30, 2021	$29,330,000
May 31, 2021	$29,670,000
June 30, 2021	$30,000,000
July 31, 2021	$30,500,000
August 31, 2021	$31,000,000
September 30, 2021	$31,500,000
October 31, 2021	$32,220,000
November 30, 2021	$32,930,000
December 31, 2021	$33,650,000
January 31, 2022	$33,930,000
February 28, 2022	$34,220,000
March 31, 2022	$34,500,000
April 30, 2022	$34,670,000
May 31, 2022	$34,830,000
June 30, 2022	$35,000,000

Midcap / MannKind / Credit and Security Agreement

July 31, 2022	$35,330,000
August 31, 2022	$35,670,000
September 30, 2022	$36,000,000
October 31, 2022	$36,330,000
November 30, 2022	$36,670,000
December 31, 2022	$37,000,000
January 31, 2023	$37,310,000
February 28, 2023	$37,620,000
March 31, 2023	$37,930,000
April 30, 2023	$38,230,000
May 31, 2023	$38,540,000
June 30, 2023	$38,850,000
July 31, 2023	$39,160,000
August 31, 2023	$39,470,000
September 30, 2023	$39,780,000
October 31, 2023	$40,080,000
November 30, 2023	$40,390,000
December 31, 2023	$40,700,000
January 31, 2024	$41,040,000
February 29, 2024	$41,380,000
March 31, 2024	$41,730,000
April 30, 2024	$42,070,000
May 31, 2024	$42,420,000
June 30, 2024	$42,780,000
July 31, 2024	$43,080,000
August 31, 2024	$43,420,000
September 30, 2024	$43,760,000
October 31, 2024	$44,090,000
November 30, 2024	$44,430,000
December 31, 2024	$44,770,000
January 31, 2025	$45,140,000
February 28, 2025	$45,520,000
March 31, 2025	$45,900,000
April 30, 2025	$46,280,000
May 31, 2025	$46,660,000
June 30, 2025	$47,060,000

Midcap / MannKind / Credit and Security Agreement